Exhibit 10.8

FOIA CONFIDENTIAL TREATMENT REQUESTED

EXECUTION COPY

PORTIONS OF THIS EXHIBIT MARKED BY *** HAVE BEEN OMITTED PURSUANT TO

A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION

MASTER TRANSACTION AGREEMENT

dated as of

November 17, 2005

by and among

DUKE ENERGY MARKETING AMERICA, LLC

DUKE ENERGY NORTH AMERICA, LLC

DUKE ENERGY TRADING AND MARKETING, L.L.C.

DUKE ENERGY MARKETING LIMITED PARTNERSHIP

and

ENGAGE ENERGY CANADA, L.P.,

as Sellers

and

BARCLAYS BANK PLC,

as Buyer

i

ii

Section 11.4	Assignment	55
Section 11.5	Rights of Third Parties	55
Section 11.6	Expenses	55
Section 11.7	Counterparts	56
Section 11.8	Entire Agreement	56
Section 11.9	Acknowledgement by Buyer	56
Section 11.10	Disclosure Schedule	56
Section 11.11	Amendments	56
Section 11.12	Severability	56
Section 11.13	Governing Law; Jurisdiction	57

EXHIBITS

Exhibit A	Services Agreement
Exhibit B	Sample Calculation of Credit Support
Exhibit C	Form of Novation Agreement
Exhibit D	Form of Assignment and Assumption Agreement
Exhibit E	Form of Additional Transaction Request
Exhibit F	Form of Additional Transaction Addendum

SCHEDULES

Schedule 1.1 – KB	Knowledge of Buyer
Schedule 1.1 – KS	Knowledge of Sellers
Schedule 2.1	***
Schedule 2.2	Closing Date Transactions
Schedule 3.3	Seller Approvals
Schedule 3.4	Litigation and Proceedings—Sellers
Schedule 3.7	Notice of Default or Termination
Schedule 4.3	Buyer Approvals
Schedule 4.4	Litigation and Proceedings—Buyer
Schedule 6.6	Specified Counterparties

***	CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION

iii

MASTER TRANSACTION AGREEMENT

THIS MASTER TRANSACTION AGREEMENT (this “Agreement”) is made as of November 17, 2005 (the “Closing Date”), by and among Duke Energy Marketing America, LLC (“DEMA”), Duke Energy North America, LLC (“DENA”), Duke Energy Trading and Marketing, L.L.C. (“DETM”), Duke Energy Marketing Limited Partnership (“DEMLP”), Engage Energy Canada, L.P. (“Engage” and together with DEMA, DENA, DETM, and DEMLP, “Sellers”), and Barclays Bank PLC (“Buyer”).

RECITALS

WHEREAS, the Sellers have entered into and may continue to enter into transactions for the purchase and sale of natural gas, electric energy and capacity, other commodities and/or related products, including transactions providing for physical delivery and/or transactions providing for financial settlement (“Marketing and Trading Transactions”);

WHEREAS, at the Closing, upon the terms and subject to the conditions set forth in this Agreement, Sellers desire to provide to Buyer, and Buyer desires to assume from Sellers, the economic equivalent of the benefits and burdens associated with the Closing Date Transactions (other than accounts payable and accounts receivable relating to amounts arising under the Closing Date Transactions prior to January 1, 2006 and other than Retained Liabilities) with the intent to put Buyer and Sellers in substantially the same economic position as if such Closing Date Transactions had been novated or assigned from Sellers to Buyer on the Closing Date; provided that no payments will be made between Buyer and Sellers, and no Credit Support will be posted, with respect to any TRS Obligations prior to the TRS Payment Commencement Date;

WHEREAS, a Seller may propose and Buyer may agree to convert certain Marketing and Trading Transactions into Additional Trading Transactions hereunder; and

WHEREAS, Sellers and Buyers desire to novate or assign such Closing Date Transactions to Buyer following the Closing upon the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

CERTAIN DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1 Definitions. As used herein, the following terms shall have the following meanings:

“Additional Physical Power Transaction” has the meaning provided such term in Section 7.2(a).

“Additional PP Transaction Closing Date” has the meaning provided such term in Section 7.2(b).

“Additional Purchase Price” has the meaning provided such term in Section 7.1.

“Additional Split Buyer Transaction” has the meaning provided such term in Section 6.1(e).

“Additional Split Marketing and Trading Transaction” has the meaning provided such term in Section 6.1(e).

“Additional Trading Transaction” has the meaning provided such term in Section 7.1.

“Additional Trading Transaction Closing Date” has the meaning provided such term in Section 7.1.

“Additional Transaction” means each Additional Trading Transaction and each Additional Physical Power Transaction.

“Additional Transaction Addendum” means an Additional Transaction Addendum in the form of Exhibit F executed and delivered pursuant to Section 7.1.

“Additional Transaction Closing Date” means (i) in the case of an Additional Trading Transaction, the Additional Trading Transaction Closing Date for such Transaction, and (ii) in the case of an Additional Physical Power Transaction, the Additional PP Transaction Closing Date for such Transaction.

“Additional Transaction Request” means an Additional Transaction Request in the form of Exhibit E delivered pursuant to Section 7.1.

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with, such specified Person through one or more intermediaries or otherwise. For purposes of this definition, “control” of a Person means ownership of a majority of the voting power of such Person.

“Agreement” has the meaning provided such term in the preamble to this Agreement.

“Ancillary Agreement” means each of the Services Agreement, each Additional Transaction Addendum, each Novation Agreement, each Assignment Agreement, the Novation Process Agreement, and each other document, instrument or agreement delivered in connection herewith or therewith according to the terms hereof or thereof.

“Assignment Agreement” means each Assignment and Assumption Agreement substantially in the form of Exhibit D executed and delivered pursuant to Section 6.2.

“Available Amounts” has the meaning provided such term in Section 5.4(f).

“Available Employees” has the meaning provided such term in Section 6.3.

“Base Purchase Price” has the meaning provided such term in Section 2.1(a).

“Base Purchase Price Adjustment” has the meaning provided such term in Section 2.1(b).

“Bankruptcy” means, with respect to any Person, (i) the institution by such Person of any proceedings seeking an order for relief under applicable bankruptcy or insolvency Laws or seeking to adjudicate such Person a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of such Person or its debts under any Law relating to bankruptcy or insolvency or relief of debtors or, (ii) without the consent of such Person, the institution against such Person of a proceeding described in clause (i) of this definition and such proceeding continues undismissed or unstayed for a period of 90 consecutive days.

“Business Day” means any day that is not a Saturday, Sunday or legal holiday in the State of New York or the State of Texas or a federal holiday in the United States of America.

“Buyer” has the meaning provided such term in the preamble to this Agreement.

“Buyer Approvals” has the meaning provided such term in Section 4.3(a).

“Buyer Indemnified Parties” has the meaning provided such term in Section 8.2(a).

“Buyer Pledged Collateral” has the meaning provided such term in Section 5.5(c).

“Buyer Project Manager” has the meaning provided such term in the Services Agreement.

“Buyer Service Provider” has the meaning provided such term in the Services Agreement.

“Canadian Transactions” means each Transaction to which either Engage or DEMLP is a party.

“Cap” has the meaning provided such term in Section 8.4(c).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any Law (or in the application or official interpretation of any Law) relating to any Tax that occurs after the date of this Agreement.

“Claim Notice” has the meaning provided such term in Section 8.3(a).

“Close Out” means to terminate, liquidate or cancel (including, if applicable, by way of automatic early termination) any one or more Transactions (including due to the expiration of such Transaction or the expiration of the Trading Contract governing such Transaction).

“Close Out Date” has the meaning provided such term in Section 5.3(a).

“Close Out Event” means any event of default, termination or expiration event or other event (howsoever described): (i) the occurrence of which permits a Seller or a Counterparty to Close Out one or more Transactions or (ii) that causes automatically the Close Out of any Transaction.

“Close Out Notice” has the meaning provided such term in Section 5.3(a).

“Close Out Settlement Amount” means, in respect of any Transaction, the net amount, if any, that is due and payable by one party thereto to the other party thereto in respect of the Close Out of such Transaction as determined pursuant to the applicable Trading Contract.

“Closing” has the meaning provided such term in Section 2.2(a).

“Closing Date” has the meaning provided such term in the preamble to this Agreement.

“Closing Date Transactions” means those Marketing and Trading Transactions set forth on Schedule 2.2.

“Closing-Out Party” has the meaning provided such term in Section 5.3(a).

“Common Transaction Document” means, with respect to any Transaction, a Master Agreement or a Credit Support document (such as a master collateral agreement, credit support annex, collateral annex, margining agreement or similar arrangement) that governs both (i) such Transaction and (ii) at least one Marketing and Trading Transaction that is not a Transaction.

“Confidentiality Agreement” means the confidentiality agreement dated as of March 21, 2005 between Buyer and Duke Capital LLC, as amended on June 17, 2005, and as the same may be further amended, supplemented or modified from time to time.

“Counterparty” means each party to a Transaction other than any Seller or any Duke Credit Support Provider party thereto.

“Credit Support” means each item of credit support, including cash, letters of credit, and guarantees, posted or provided by or on behalf of a Person (including a Counterparty, any Seller or any Affiliate of a Counterparty or any Seller) to secure all or any part of its (or its Affiliate’s) performance under a Marketing and Trading Transaction or a TRS Obligation.

“CS Calculation Date” has the meaning provided such term in Section 2.3(b)(iii).

“CS Payment Date” has the meaning provided such term in Section 6.1.

“CS Provider” means any Person providing Credit Support with respect to a Marketing and Trading Transaction.

“Deficiency” means (a) any amount that is due but unpaid from a Non-Split Counterparty to a Seller with respect to an Underlying Transaction (including with respect to any Close Out Settlement Amount) or any associated Credit Support, whether as a result of bankruptcy, inability or unwillingness to pay, a dispute over the legality, enforceability or terms of a transaction or its underlying documentation, the alleged lack of capacity or authority of the Counterparty, a disputed calculation, force majeure or otherwise or (b) the amount of any payment shortfall (including shortfalls in the posting of Credit Support) by a Counterparty that is allocated to Buyer with respect to a Split Buyer Transaction pursuant to Section 5.4(f)(ii).

“DEMA” has the meaning provided such term in the preamble to this Agreement.

“DEMLP” has the meaning provided such term in the preamble to this Agreement.

“DENA” has the meaning provided such term in the preamble to this Agreement.

“DETM” has the meaning provided such term in the preamble to this Agreement.

“Disclosure Schedule” means the schedules attached hereto.

“Disagreement” has the meaning provided such term in Section 2.4(b).

“Dispute Notice” has the meaning provided such term in Section 2.4(a).

“Dollars” and “$” mean the lawful currency of the United States of America.

“Duke Credit Support Providers” means Sellers or any of their Affiliates that provide Transaction Credit Support, including Duke Capital LLC, Westcoast Energy, Inc., DENA and DETM, as the case may be.

“Engage” has the meaning provided such term in the preamble to this Agreement.

“EPT” has the meaning provided such term in Section 5.4(b).

“Estimated Base Purchase Price” has the meaning provided such term in Section 2.1(a).

“Exposure” means, for any date, for any Seller, and with respect to any Marketing and Trading Transaction, the sum (which may be positive or negative) of (i) the Mark-to-Market Value of such Marketing and Trading Transaction for such Seller on such date, plus (ii) the aggregate of all accounts receivable and, in the case of Physical Power Transactions, delivered but unbilled amounts arising under such Marketing and Trading Transaction (other than such accounts receivable and delivered but unbilled amounts arising under such Transactions prior to January 1, 2006 (or in the case of an Additional Transaction entered into after January 1, 2006, the applicable Additional Trading Transaction Closing Date)) that are payable to such Seller by or on behalf of the applicable Counterparty and that remain unpaid as of such date, minus (iii) the aggregate of all accounts payable and, in the case of Physical Power Transactions, delivered but unbilled amounts arising under such Marketing and Trading Transaction (other than such accounts payable and delivered but unbilled amounts arising under such Transactions prior to January 1, 2006 (or in the case of an Additional Transaction entered into after January 1, 2006, the applicable Additional Trading Transaction Closing Date)) that are payable by such Seller to the applicable Counterparty and that remain unpaid as of such date.

“FERC” means the Federal Energy Regulatory Commission.

“Final Amount” has the meaning provided such term in Section 2.1(c).

“Final Trade Date” means the first Business Day on which there are no Underlying Transactions for which payments or settlements will be or are due and unpaid (including as a result of novation or assignment of the Underlying Trade to Buyer).

***

“FPA” means the Federal Power Act of 1920, as amended.

“GAAP” means generally accepted accounting principles of the United States, consistently applied.

“Governmental Authority” means any United States or non-United States federal, national, supranational, provincial, state, municipal, local or similar government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body.

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement or any Ancillary Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient’s or related person’s being or having been a citizen or resident of such jurisdiction, or being or having been organized, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient’s or related person’s having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or any Ancillary Agreement).

“Indemnified Party” has the meaning provided such term in Section 8.3.

“Indemnifying Party” has the meaning provided such term in Section 8.3.

“Independent Accountant” means (i) Ernst & Young LLP and its successors, or (ii) if Ernst & Young LLP is (A) unable or unwilling to serve in such capacity or (B) engaged by any

***	CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION

Seller or Buyer as its accounting auditor during the two-year period preceding the date of the selection of an Independent Auditor under Section 2.4, such other independent accounting firm of nationally recognized standing that is mutually selected by Buyer and DENA and has not been engaged to act as an accounting auditor for Buyer or any Seller during the two-year period preceding such selection.

“Initial Amount” has the meaning provided such term in Section 2.1(c).

“Interest Rate” means, for any day, a rate equal to the rate per annum appearing on such day on Page BBAM1 of the Bloomberg Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing comparable rate quotations, as may be nominated by British Bankers’ Association for purposes of providing quotations of interest rate applicable to Dollar deposits in the London interbank market) for one-month interest periods.

“ISDA” has the meaning provided such term in Section 5.3.

“Knowledge of Buyer” means the actual knowledge of those persons listed in Schedule 1.1 –KB.

“Knowledge of Sellers” means (i) for purposes of Section 3.7(i), the knowledge after due inquiry of those persons listed on Schedule 1.1-KS -1, and (ii) for all other purposes under this Agreement, the actual knowledge of those persons listed in Schedule 1.1 –KS –2.

“Law” means any applicable law (including common law), rule, regulation, order, judgment or decree of a Governmental Authority.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, encumbrance, security interest or other lien or encumbrance of any kind.

“Losses” means any and all judgments, losses, awards, liabilities, amounts paid in settlement, damages, fines, penalties, deficiencies, costs and expenses (including interest, court costs, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment), but only to the extent such Losses are not covered by a payment from some third party or by insurance or otherwise recoverable from third parties and are net of any associated benefits arising in connection with such loss, including any associated tax benefits.

“Mark-to-Market Value” means, for any date, for any Seller, and with respect to a Transaction, the mark-to-market value (which may be positive or negative) of such Transaction on such date for such Seller based on the mid-market price as of the close of business for the relevant market on such date and calculated in a manner that is consistent and in accordance with the methodology and calculation used to calculate the Purchase Price.

“Marketing and Trading Transactions” has the meaning provided such term in the Recitals to this Agreement. For purposes of clarification, Marketing and Trading Transactions may include both Transactions and transactions that are not “Transactions” under this Agreement.

“Master Agreement” means, (i) in the case of transactions nominally for the delivery of natural gas or natural gas products, the Gas Industry Standards Board Base Contract for the Sale and Purchase of Natural Gas, the North American Energy Standards Board Base Contract for the Sale and Purchase of Natural Gas, the GasEDI Base Contract for Short-Term Sale and Purchase of Natural Gas, the Master Natural Gas Purchase and Sales Agreement and similar agreements for the delivery of natural gas or natural gas products; (ii) in the case of transactions nominally for the delivery of electric energy, capacity or related products, the Edison Electric Institute Master Power Purchase and Sale Agreement, the Western Systems Power Pool Agreement and the Power Purchase and Sale Agreement and similar agreements for the delivery of electric energy, capacity or related products; (iii) in the case of financially settled transactions, the International Swaps and Derivatives Association Master Agreement; or (iv) in the case of the foregoing or other products and commodities, such other forms of master agreements or general terms and conditions as have been accepted by a significant portion of the applicable market for trading such products or commodities.

“Material Economic Terms” means the identity of the buyer and the seller, the commodity or product, the contract or notional quantity, the contract price, and, if applicable, the period of delivery and the delivery point(s), and, for a transaction involving an option, the option type, premium, strike price and expiration date.

“Non-Split Counterparty” means with respect to a Transaction, any Counterparty to such Transaction that is not a Split Counterparty with respect to such Transaction.

“Novated Physical Power Transaction” has the meaning provided such term in Section 7.2(a).

“Novation Agreement” means each Novation Agreement substantially in the form of Exhibit C executed and delivered pursuant to Section 6.2.

“Novation Process Agreement” means the Novation Process Agreement dated as of the Closing Date among DEMA, DENA and Engage and Buyer.

***

“Organizational Documents” means, with respect to a Person, the charter, certificate of incorporation, articles of association, bylaws, operating agreement or similar formation or governing documents of such Person.

“Overall Services Flip Date” has the meaning provided such term in the Services Agreement.

“Parties” means Sellers and Buyer.

***	CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION

“Permitted Liens” means (i) Liens arising in favor of a Counterparty in the ordinary course of the trading activities of any Seller with respect to a Trading Contract relating to a Transaction and not incurred in connection with indebtedness for borrowed money, and (ii) Liens created in favor of the Buyer.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“Physical Power Hedging Transaction” has the meaning provided such term in Section 7.2(a).

“Physical Power Transaction” has the meaning provided such term in Section 7.2(a).

“Pledged Collateral” means, collectively, Seller Pledged Collateral or Buyer Pledged Collateral, as the case may be.

“Premium” has the meaning provided such term in Section 2.1(a).

“Prevailing Party” has the meaning provided such term in Section 2.4(b).

“Proceeding” means any complaint, lawsuit, action, suit, claim (including claim of a violation of Law) or other proceeding at Law or in equity.

“Proposed Additional Trading Transaction” has the meaning provided such term in Section 7.1.

“Purchase Price” has the meaning provided such term in Section 2.1(a).

“Purchase Price Allocation” has the meaning provided such term in Section 2.1(d).

“Referral Date” has the meaning provided such term in Section 2.4(b).

“Referral Notice” has the meaning provided such term in Section 2.4(b).

“Resolution” has the meaning provided such term in Section 2.4(b).

“Resolution Date” has the meaning provided such term in Section 2.4(b).

“Representatives” means, as to any Person, its officers, directors, employees, counsel, accountants, financial advisers and consultants.

“Retained Liabilities” ***

“Sample Calculation of Credit Support” means the sample calculation set forth on Exhibit B.

***	CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION

“Secured Party” means the pledgee of the Pledged Collateral in Section 5.5(a) or (c).

“Seller Approvals” has the meaning provided such term in Section 3.3(a).

“Seller Indemnified Parties” has the meaning provided such term in Section 8.2(b).

“Seller Pledged Collateral” has the meaning provided such term in Section 5.5(a).

“Seller Project Manager” has the meaning provided such term in the Services Agreement.

“Seller Service Provider” has the meaning provided such term in the Services Agreement.

“Sellers” has the meaning provided such term in the preamble to this Agreement.

“Service Provider” has the meaning provided such term in the Services Agreement.

“Services Agreement” has the meaning provided such term in Section 2.2.

“Specified Payment Termination Event” means, with respect to Buyer or any Seller, the failure by such Person to make, when due, any payment required to be made by such Person under Section 5.4 or any posting of Credit Support in the form of cash collateral (or, if applicable in the case of Buyer, in the form of a letter of credit) required to be made by such Person under Section 6.1 and such failure shall not be remedied within 10 Business Days after receipt from a Seller (in the case of Buyer) or from Buyer (in the case of a Seller) of a written notice clearly marked as a “Notice of Specified Payment Termination Event”; provided, however, that no Specified Payment Termination Event shall result (i) if the amount paid by such Seller to Buyer with respect to a TRS Obligation is the amount such Seller has determined, in its discretion acting in good faith, is owed by Counterparty under the corresponding Underlying Transaction (and its associated Trading Contracts), or (ii) if the amount of Credit Support posted by such Seller to Buyer under Section 6.1 is (a) in the case of a Transaction with a Non-Split Counterparty, the amount such Seller has determined, in its discretion acting in good faith, is owed by the Counterparty as Credit Support under the terms of such Transaction (and its associated Trading Contracts) and (b) in the case of a Buyer Split Transaction, the amount such Seller has determined, in its discretion acting in good faith, is required to be posted to Buyer with respect to such Buyer Split Transaction; and provided, further, that a Specified Payment Termination Event shall be deemed cured to the extent, but only to the extent, that, not later than the 10th Business Day after receipt of a Notice of Specified Payment Termination Event, (x) a Seller shall have made, or Buyer shall have exercised its set off rights pursuant to Section 5.4(g) in respect of, the required payment or posting; (y) a Deficiency exists with respect to an Underlying Transaction that corresponds to such failure, or (z) Buyer (in the case of a Seller) or a Seller (in the case of Buyer) can apply Transaction Credit Support held by it to set off such failure.

“Split Buyer Transactions” has the meaning provided such term in Section 2.3(b).

“Split Counterparty” means, with respect to a Transaction, a Counterparty that is simultaneously a party to both (i) a Marketing and Trading Transaction that is not a Transaction, but is governed by a Common Transaction Document, and (ii) such Transaction. For purposes of clarification, a Counterparty can be a Split Counterparty with respect to Transactions governed by a Common Transaction Document and a Non-Split Counterparty with respect to Transactions that are not governed by a Common Transaction Document.

“Split Counterparty Shortfall” has the meaning provided such term in Section 5.4(f).

“Split Marketing and Trading Transactions” has the meaning provided such term in Section 2.3(b).

“Split Secured Amount” has the meaning provided such term in Section 5.5(a).

“Supporting Obligations” has the meaning ascribed thereto in the Uniform Commercial Code.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or withholding of any nature imposed by any federal, state, local or foreign government or other taxing authority.

“Third Party Claim” has the meaning provided such term in Section 8.3.

“Trading Contracts” means, with respect to a Transaction, all Master Agreements, confirmations, Transaction Credit Support documents, Supporting Obligations, schedules, credit support annexes, cover sheets, master netting agreements, master collateral agreements or similar or related agreements to which a Seller and/or a Duke Credit Support Provider is a party, in each case that relate to such Transaction.

“Transaction” means each Closing Date Transaction and each Additional Transaction.

“Transaction Credit Support” means any Credit Support posted or provided by or on behalf of a Person in connection with a Transaction, including the portion of any Credit Support posted or provided to or by a Split Counterparty that is allocated to Buyer pursuant to Section 2.3(b) or Section 6.1.

“Transactional Taxes” means any documentary, excise, goods and services, gross receipts, property, recording, sales or use, stamp, or transfer Taxes imposed by any Governmental Authority, including any interest and penalties.

“TRS Obligation” has the meaning provided such term in Section 5.1(a).

“TRS Payment Commencement Date” means January 3, 2006.

“TRS Termination Amount” has the meaning provided such term in Section 5.3(c).

“Underlying Transaction” has the meaning provided such term in Section 5.1(a).

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of New York and, with respect to each Seller, the Uniform Commercial Code as in effect in the jurisdiction of organization of such Seller.

“U.S. Person” has the meaning provided such term in sections 1.1441-4(a)(3)(ii) and 1.1441-1(c)(2) of the United States Treasury Regulations.

Section 1.2 Rules of Construction

(a) All article, section, schedule and exhibit references used in this Agreement are to articles, sections, schedules and exhibits to this Agreement unless otherwise specified. The schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes.

(b) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Terms defined in the singular have the corresponding meanings in the plural, and vice versa. Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa. The term “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not any particular section or article in which such words appear.

(c) Any reference to a Law shall include any amendment thereof or any successor thereto and any rules and regulations promulgated thereunder.

(d) The Parties acknowledge that each Party and its attorney have reviewed this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement.

(e) The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

(f) All references to currency herein shall be to, and all payments required hereunder shall be paid in, Dollars. In all cases where it is necessary to determine the amount of a Loss or whether a monetary limit or threshold set out herein has been reached or exceeded and the value of the relevant Loss or underlying value is expressed in a currency other than Dollars, the value of each such Loss or underlying value shall be converted into Dollars at an exchange rate equal to the most recent exchange rate published by The Financial Times on the date such payment is due hereunder (or, if no such exchange rate is published by The Financial Times, then the most recent exchange rate published by The Wall Street Journal on the date such payment is due hereunder).

(g) All references to any agreement, instrument, or document shall include such agreement, instrument or document as the same may be amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

(h) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

ARTICLE II

PURCHASE PRICE; DELIVERY OF DOCUMENTS

Section 2.1 Purchase Price

(a) Purchase Price. Purchase Price. Sellers agree to pay Buyer, as the aggregate consideration for entering into this Agreement and performing or assuming the obligations hereunder with respect to the Closing Date Transactions *** (the “Estimated Base Purchase Price” and, after giving effect to any Base Purchase Price Adjustment made pursuant to Section 2.1(b) and any adjustment made pursuant to Section 2.1(c), the “Base Purchase Price”), plus *** (the “Premium” and, together with the Base Purchase Price, the “Purchase Price”).

(b) Adjustments to Estimated Base Purchase Price between Closing Date and TRS Payment Commencement Date. If any Close Out Settlement Amount is paid or received by any Seller with respect to any Transaction after the Closing Date but prior to the TRS Payment Commencement Date, then the Estimated Base Purchase Price shall be adjusted to add amounts received by any Seller as a result of such Close Out Settlement Amount and to subtract amounts paid by a Seller as a result of such Close Out Settlement Amount (collectively, the “Base Purchase Price Adjustment”) and, in addition, Sellers hereby irrevocably assigns to Buyer as of the TRS Payment Commencement Date, any claim existing or future for any Deficiency with respect to such Close Out Settlement Amounts relating to Non-Split Counterparties to the extent that such Deficiency has resulted in an adjustment to the Purchase Price under this clause (b).

(c) ***

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(d) Allocation of Purchase Price. Prior to the TRS Payment Commencement Date, the Sellers shall allocate the Purchase Price among the Sellers and shall deliver notice of such allocation to Buyer (the “Purchase Price Allocation”); provided, that the Premium shall be borne and paid solely by DENA.

Section 2.2 The Closing

(a) Place of Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on the Closing Date at the offices of Vinson & Elkins LLP, 1001 Fannin Street, Houston, Texas 77002 or at such other location agreed to by the Parties. The Closing shall for all purposes be deemed to have been consummated at 12:01 a.m. Houston time on the Closing Date.

(b) Closing Deliverables. At the Closing (or in the case of clauses (v) and (xi), on or before the second Business Day following the Closing):

(i) MTA. Buyer and Sellers shall execute and deliver to each other this Agreement;

(ii) Services Agreement. Buyer and Sellers shall execute and deliver to each other the Services Agreement in the form of Exhibit A (the “Services Agreement”);

(iii) Schedule 2.2. DENA shall deliver Schedule 2.2 to Buyer on behalf of the Sellers, which schedule shall set forth the Closing Date Transactions;

(iv) ***

(v) Premium. DENA shall pay to Buyer on or before the second Business Day following the Closing Date the Premium, by wire transfer of immediately available funds, to an account designated by Buyer at least three Business Days prior to the Closing Date in writing;

(vi) Buyer Tax Forms. Buyer shall deliver to each Seller an executed U.S. Internal Revenue Service Form W-8ECI and such other forms or documents that are required to enable each Seller to make a payment under this Agreement or any Ancillary Agreement without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate;

(vii) Seller Tax Forms. Each Seller that is a U.S. Person shall deliver to Buyer an executed U.S. Internal Revenue Service Form W-9 which includes a U.S. federal employer identification number and a statement that it (or, in the case of a Seller disregarded as separate from its owner for U.S. federal income tax purposes, its owner and, in the case of a Seller classified as a partnership for U.S. federal income tax purposes, each of its partners) is a

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domestic corporation. Each Seller that is not a U.S. Person shall deliver to Buyer an executed U.S. Internal Revenue Service Form W-8ECI or Form W-8IMY (and, in the case of a Seller classified as a partnership for U.S. federal income tax purposes that delivers a Form W-8IMY, an executed U.S. Internal Revenue Service Form W-8BEN with respect to each of its partners) and such other forms or documents that are required to enable Buyer to make a payment under this Agreement or any Ancillary Agreement without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate;

(viii) Novation Process Agreement. Buyer and Sellers shall execute and deliver to each other the Novation Process Agreement;

(ix) DETM ISDA. Buyer and DETM shall execute and deliver an ISDA 1992 Master Agreement with a Power Annex;

(x) DEMA ISDA. Buyer and DEMA shall execute and deliver an ISDA 1992 Master Agreement with a Power Annex; and

(xi) Payment Receipt. Buyer shall deliver to Sellers written confirmation of the Premium paid by Sellers on or before the second Business Day following the Closing.

Section 2.3 Deliverables on the TRS Payment Commencement Date

On the TRS Payment Commencement Date:

(a) Payment Receipt. Buyer shall deliver to Sellers written confirmation of receipt of the Base Purchase Price *** paid to it pursuant to Section 2.3.

(b) TRS Payment Commencement Date Payments. The Parties shall make each of the following payments, in each case by wire transfer of immediately available funds, to an account designated at least three Business Days prior to the TRS Payment Commencement Date in writing by the recipient of such payment:

(i) (A) Each Seller shall pay to Buyer the portion of the Base Purchase Price allocated in the Purchase Price Allocation to such Seller (where the Mark-to Market Value of the Base Purchase Price allocated to such Seller is negative), plus an amount of accrued interest equal to the product of (x) the Base Purchase Price allocated to such Seller, and (y) the Interest Rate, multiplied by (z) the number of days from but excluding the Closing Date to and including the TRS Payment Commencement Date divided by three-hundred and sixty (360); and (B) Buyer shall pay to each Seller the portion of the Base Purchase Price allocated in the Purchase Price Allocation to such Seller (where the Mark-to-Market Value of the Base Purchase Price allocated to such Seller is positive), plus an amount of accrued interest equal to the product

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of (x) the Base Purchase Price allocated to such Seller, and (y) the Interest Rate, multiplied by (z) the number of days from but excluding the Closing Date to and including the TRS Payment Commencement Date divided by three-hundred and sixty (360);

(ii) DENA shall deliver to Buyer a schedule in the form Exhibit B showing the calculation of the Credit Support delivered by the Parties pursuant to Section 2.3(b)(iii) and (iv);

(iii) Buyer shall pay to DENA (on behalf of all Sellers) in cash an amount equal to the sum (without duplication) of the following amounts, calculated using the applicable values as of the end of the Business Day immediately preceding the TRS Payment Commencement Date (the “CS Calculation Date”):

(A) for Transactions with Non-Split Counterparties, the amount of all outstanding Transaction Credit Support in the form of cash collateral and the face value of all outstanding Transaction Credit Support in the form of letters of credit, in each case then posted by or on behalf of the Sellers (and/or the Duke Credit Support Providers) in favor of Non-Split Counterparties with respect to the Transactions outstanding on the CS Calculation Date;

(B) for Transactions with Split Counterparties governed by Common Transaction Documents (“Split Buyer Transactions”) the product of (1) the amount of all outstanding Credit Support in the form of cash collateral and the face value of all outstanding Credit Support in the form of letters of credit, in each case then posted by or on behalf of Sellers (and/or the Duke Credit Support Providers) in favor of Split Counterparties under all Marketing and Trading Transactions that are governed by Common Transaction Documents (“Split Marketing and Trading Transactions”) outstanding on the CS Calculation Date and (2) a fraction, the numerator of which is the sum of the Exposures of Sellers under all Split Buyer Transactions outstanding on the CS Calculation Date and the denominator of which is the sum of the Exposures of Sellers under all Split Marketing and Trading Transactions outstanding on the CS Calculation Date; provided, however, that (x) if the absolute value of the resulting fraction is greater than one (1), then the fraction shall be deemed to equal one (1) and (y) if the sum of the Exposures of Sellers under all Split Buyer Transactions outstanding on the CS Calculation Date is a positive number, then the fraction shall be deemed to equal zero (0); and

(C) an amount of accrued interest equal to the product of (1) the amount of cash to be paid by Buyer to DENA on the TRS Payment Calculation Date under Section 2.3(b)(iii)(A) and (B) above, and (2) the Interest Rate, multiplied by (3) the number of days from but excluding the Closing Date to and including the TRS Payment Commencement Date divided by three-hundred and sixty (360);

(iv) DENA (on behalf of all Sellers) shall pay to Buyer in cash an amount equal to the sum (without duplication) of the following amounts, calculated as of the CS Calculation Date:

(A) for Transactions with Non-Split Counterparties, the amount of all outstanding Transaction Credit Support in the form of cash collateral then posted in favor of the Sellers by or on behalf of all Non-Split Counterparties or their CS Providers with respect to the Transactions outstanding on the CS Calculation Date;

(B) for Split Buyer Transactions, the product of (1) the amount of all outstanding Credit Support in the form of cash collateral then posted under all Split Marketing and Trading Transactions outstanding on the CS Calculation Date in favor of Sellers by or on behalf of the Split Counterparties or their CS Providers and (2) a fraction, the numerator of which is the sum of the Exposures of Sellers under all Split Buyer Transactions outstanding on the CS Calculation Date and the denominator of which is the sum of the Exposures of Sellers under all Split Marketing and Trading Transactions outstanding on the CS Calculation Date; provided, however, that (x) if the resulting fraction is greater than one (1), then the fraction shall be deemed to equal one (1) and (y) if the sum of the Exposures of Sellers under all Split Buyer Transactions outstanding on the CS Calculation Date is a negative number, then the fraction shall be deemed to equal zero (0);

(C) an amount of accrued interest equal to the product of (1) the amount of cash to be paid by DENA to Buyer on the TRS Payment Commencement Date under Section 2.3(b)(iv)(A) and (B) above, and (2) the Interest Rate, multiplied by (3) the number of days from but excluding the Closing Date to and including the TRS Payment Commencement Date divided by three-hundred and sixty (360); and

(v) ***

Each Party agrees that when determining the amounts to be wire transferred on the TRS Payment Commencement Date pursuant to this Section 2.3, any amount payable on the TRS Payment Commencement Date under this Section 2.3 by one Party (“Party X”) to another Party (“Party Y”) may be netted and offset against any amounts owed by Party Y to Party X on the TRS Payment Commencement Date under this Section 2.3.

Section 2.4 Post-Closing Date Adjustments to the Purchase Price and Additional Purchase Price

(a) Adjustment to Correct Inaccuracies or Omissions. If a Party in good faith believes that there is (i) a material inaccuracy and/or omission with respect to a Material Economic Term of any Transaction as set forth either on Schedule 2.2 or an Additional Transaction Addendum, or (ii) an omission of a transaction from Schedule 2.2 if such transaction was included in the calculation of the Base Purchase Price or the inclusion of a transaction on Schedule 2.2 if such transaction was not included in the calculation of the Base Purchase Price or if such transaction was erroneously included in Schedule 2.2 and erroneously included in the

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Base Purchase Price, then such Party shall deliver to the other Parties on or prior to the *** following the Closing Date (or with respect to any Additional Transaction, following the applicable Additional Closing Date) a written notice (“Dispute Notice”) containing a detailed description of such inaccuracy or omission. If no Party provides a Dispute Notice to the other Parties on or prior to such ***, the Parties shall be deemed to have accepted Schedule 2.2 and/or such Additional Transaction Addendum, as applicable, which shall then be deemed final, binding and conclusive for all purposes hereunder. If a Dispute Notice is timely provided, then the affected Parties shall each use good faith efforts for a period of 15 days after delivery of such Dispute Notice to agree on (i) whether such an inaccuracy or omission exists and, if so, what revisions should be made to Schedule 2.2 or such Additional Transaction Addendum, as applicable, to correct the same, and (ii) what, if any, adjustments need to be made to the Purchase Price (or Additional Purchase Price, as applicable) to reflect such corrections; provided that any such adjustment to the Purchase Price or the Additional Purchase Price, as applicable, shall be consistent with the methodology and calculations used to calculate the Purchase Price. If the Parties are unable to agree on such revisions or adjustments by the end of such 15-day period, then any such disagreement shall be resolved in accordance with Section 2.4(b). Promptly and in any event within two Business Days following the Resolution Date, (A) the Sellers shall prepare and deliver to Buyer a revised Schedule 2.2 or Additional Transaction Addendum reasonably satisfactory to Buyer, as applicable, which, in each case under this sub-clause (A) shall correct any such inaccuracy or omission in accordance with the resolution reached pursuant to this Section 2.4 (including clause (b) hereof), and (B) the Party owing any amount to another Party pursuant to any adjustment to the Purchase Price or the Additional Purchase Price, as applicable, pursuant to this Section 2.4 (including clause (b) hereof) shall pay such other Party such amount in cash to an account designated in writing by the Party that is to receive such payment together with interest at the Interest Rate from the date such payment was initially due hereunder to, but excluding the date of such payment. From and after the time of such delivery, such revised Schedule 2.2 or Additional Transaction Addendum shall be used as a replacement for Schedule 2.2 or such Additional Transaction Addendum attached hereto for all purposes hereunder.

(b) Dispute Resolution by Senior Management and Independent Accountants. If the Parties are unable to resolve any disagreement with respect to the matters described in Section 2.4(a) or Section 2.1(c) (each a “Disagreement”) within the time periods and through the procedures set forth therein, then Buyer, on the one hand, and the applicable Sellers, on the other hand, shall each nominate promptly (and in any event within five Business Days) an officer from their senior management to use commercially reasonable efforts to resolve such Disagreement on or before the tenth day following such nomination. If such senior management representatives are unable to resolve such Disagreement by the end of such 10-day period, then any Party may refer such Disagreement to an Independent Accountant, and such referring Party shall give prompt written notice (“Referral Notice”) to the other Parties (with a copy to such Independent Accountant) of its referral of such Disagreement to such Independent Accountant (the date of delivery of such notice to the other Parties being the “Referral Date”), which notice shall identify the Independent Accountant, state that it is a Referral Notice under this Section 2.4(b) and contain a detailed description of any Disagreement being then referred to such Independent Accountant. The Independent Accountant shall execute a standard confidentiality agreement

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with respect to any confidential or proprietary information that may be provided to it in connection with its role under Section 2.4(b). The Parties shall cooperate with the Independent Accountant during the term of its engagement. Within 10 Business Days after the Referral Date, each of Buyer, on the one hand, and Sellers, on the other hand, shall submit a written proposal to the Independent Accountant identifying its proposed resolution of the Disagreement and any resulting adjustment to the Purchase Price or Additional Purchase Price, as applicable. The Independent Accountant shall resolve each Disagreement as promptly as practicable and in any event within 30 days of the Referral Date by notifying the Parties in writing of its resolution of the Disagreement (the “Resolution”). The Independent Accountant shall be required to make its determination (i) in accordance with the guidelines and procedures set forth in this Agreement (i.e., not on the basis of an independent review) and (ii) only with respect to Disagreements specifically set forth in the applicable Referral Notice. The Resolution by the Independent Accountant of any Disagreement, may, in the Independent Accountant’s discretion, identify the prevailing Party (the “Prevailing Party”) and shall become final and binding on the Parties on the date the Independent Accountant delivers to the Parties its written notice of Resolution with respect to such Disagreement. The fees and expenses of the Independent Accountant shall be paid by the non-Prevailing Party unless no Prevailing Party is identified, in which case the fees and expenses of the Independent Accountant shall be shared equally by the Buyer, on the one hand, and the Sellers, on the other hand. The date on which the last disputed item is resolved in accordance with this Section 2.4 with respect to a Disagreement shall be referred to herein as the “Resolution Date” for such Disagreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLERS

Each Seller hereby represents and warrants to Buyer, as of the Closing Date, as follows:

Section 3.1 Organization of Sellers. Such Seller is a limited partnership, limited liability company, or corporation, as applicable, duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.

Section 3.2 Due Authorization. Such Seller has all requisite organizational power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is (or in the case of any Novation Agreement and any Assignment Agreement, will be) a party and to perform all obligations to be performed by it hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements to which it is (or in the case of any Novation Agreement and any Assignment Agreement, will be) a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all requisite action on the part of such Seller. This Agreement and the Ancillary Agreements to which such Seller is a party are, or when executed will have been, duly and validly executed and delivered by such Seller, and this Agreement and the Ancillary Agreements to which it is a party constitute, or when executed will constitute, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

Section 3.3 No Conflict. The execution and delivery by such Seller of this Agreement and the Ancillary Agreements to which it is a party and the consummation and performance of the transactions contemplated hereby and thereby by such Seller do not:

(a) assuming all required filings, waivers, approvals, consents, authorizations and notices set forth in Schedule 3.3 (collectively, the “Seller Approvals”) have been made, given or obtained, violate any provision of, or result in the breach of, any material Law applicable to such Seller, or require any material consent, approval or authorization of any Governmental Authority;

(b) violate or result in the breach of any Organizational Documents of such Seller; or

(c) violate or breach in any material respect, or result in a material default under, any contract, indenture or other instrument (but excluding in any event the Trading Contracts) to which such Seller is a party or by which such Seller or any of its properties may be bound.

Section 3.4 Litigation and Proceedings. Except as disclosed in Schedule 3.4, (a) there are no Proceedings or, to the Knowledge of Sellers, investigations, before or by any Governmental Authority pending or, to the Knowledge of Sellers, threatened against such Seller (i) with respect to the Closing Date Transactions that could reasonably be expected to have a material adverse effect on the Closing Date Transactions or (ii) that could reasonably be expected to have a material adverse effect on the ability of such Seller to enter into and perform its obligations under this Agreement and the Ancillary Agreements, and (b) there is no unsatisfied judgment or any open injunction binding upon such Seller which could reasonably be expected to have a material adverse effect on the Closing Date Transactions or the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

Section 3.5 Brokers’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by such Seller or any of its Affiliates except for such fees that will be paid by Sellers.

Section 3.6 Independent Analysis; No Agency. Such Seller is acting for its own account, and it has made its own independent decisions to enter into this Agreement, the Ancillary Agreements to which it is or will be a party and the transactions contemplated hereby and thereby and as to whether such agreements and transactions are appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. Such Seller is not relying on any communication (written or oral) of Buyer or any of its Affiliates as investment advice or as a recommendation to enter into such agreements or transactions, it being understood that information and explanations related to the terms and conditions of such agreements or transactions shall not be considered to be investment advice or a recommendation to enter into such agreements and transactions. No communication (written or oral) received from Buyer shall be deemed to be an assurance or guarantee as to the expected results of any transaction entered into in connection herewith. Such Seller is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts the terms and conditions and risks of this Agreement, the Ancillary Agreements to which it is or will be a party and the transactions contemplated hereby and thereby. Such Seller is also capable of assuming, and assumes, the risks of the transactions contemplated hereby. No Seller is acting as a fiduciary for, agent of or adviser to any other Party in respect of the transactions contemplated hereby.

Section 3.7 No Default or Termination. Except as set forth on Schedule 3.7, to the Knowledge of Sellers, (i) such Seller has not delivered to or received from any Counterparty to a Closing Date Transaction during the *** period preceding the Closing Date any written notice of default or written notice of termination with respect to a Closing Date Transaction to which such Seller is a party and (ii) there is no event of default or termination resulting from a failure to make a payment when due or to post cash or letters of credit as credit support when due, in each case with respect to a Closing Date Transaction to which such Seller is a party, that has not been cured prior to the Closing Date.

Section 3.8 No Prior Transfers or Liens. Such Seller is not a party to any agreements as of the Closing Date (other than this Agreement) to sell, assign, convey or otherwise transfer or pledge, encumber or otherwise grant a security interest in (other than Permitted Liens) any Closing Date Transaction or any interest therein, and there are no Liens other than Permitted Liens in effect on the Closing Date with respect to the Closing Date Transactions to which such Seller is a party.

Section 3.9 Market Based Rate Authority. Each of DETM and DEMA represents that it has on file with FERC effective rate schedules to make sales of electric energy, capacity, and ancillary services at market-based rates in compliance with the FPA and that such rate schedules are in full force and effect.

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Section 3.10 Tax Representations.

(a) Payor Representations. Such Seller is not required by any applicable Law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding for or on account of any Tax from any payment to be made by it to Buyer under this Agreement or any Ancillary Agreement. In making this representation, such Seller may rely on (i) the accuracy of the representations made by Buyer pursuant to Section 4.8(b) and (ii) the satisfaction of the agreement to provide tax documents pursuant to Sections 2.2(b)(vi) and 6.8.

(b) Payee Representations.

(i) DEMA is a U.S. Person and is classified as a domestic corporation for U.S. federal income tax purposes.

(ii) DENA is an entity disregarded as separate from its owner for U.S. federal income tax purposes and its owner for U.S. federal income tax purposes is a U.S. Person classified as a domestic corporation.

(iii) DETM is a U.S. Person classified as a partnership for U.S. federal income tax purposes and each of its members is a U.S. Person classified as a domestic corporation for U.S. federal income tax purposes.

(iv) DEMLP is a partnership organized under the laws of Canada and classified as a partnership for U.S. federal income tax purposes, and each of the partners of DEMLP is a corporation organized under the laws of Canada and classified as a foreign corporation for U.S. federal income tax purposes. DEMLP represents that each payment received or to be received by it in connection with this Agreement or any Ancillary Agreement will be effectively connected with its conduct of a trade or business in the United States.

(v) Engage is a partnership organized under the laws of Canada and classified as a partnership for U.S. federal income tax purposes, and each of the partners of Engage is a corporation organized under the laws of Canada and classified as a foreign corporation for U.S. federal income tax purposes. Engage represents that it is (i) a non-U.S. branch of a foreign person (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations and (ii) a foreign person (as that term is used in section 1.6041-4(a)(4) of the United States Treasury Regulations. Engage further represents that none of the payments received or to be received by it in connection with this Agreement or any Ancillary Agreement will be effectively connected with the conduct of a trade or business in the United States.

(c) Canadian Transactions. The contractual terms and conditions of any Canadian Transactions that are novated, assigned or otherwise transferred from a Seller to Buyer under this Agreement provide that those Canadian Transactions may only be settled for cash and not through physical settlement.

(d) Canadian Tax Representation. Each of DEMLP and Engage is duly registered under Part IX of the Excise Tax Act (Canada) with respect to the goods and services tax and harmonized sales tax and their respective registration numbers are 89716 8696 RT0001 and 89003 4986 RT0001.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES RELATING TO BUYER

Buyer hereby represents and warrants to Sellers, as of the Closing Date, as follows:

Section 4.1 Organization of Buyer. Buyer is a public limited company, duly organized, validly existing and in good standing under the Laws of England.

Section 4.2 Due Authorization. Buyer has all requisite organizational power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is (or in the case of any Novation Agreement and any Assignment Agreement, will be) a party and to perform all obligations to be performed by it hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements to which it is (or in the case of any Novation Agreement and any Assignment Agreement, will be) a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all requisite action on the part of Buyer. This Agreement and the Ancillary Agreements to which it is a party are, or when executed will have been, duly and validly executed and delivered by Buyer, and this Agreement and the Ancillary Agreements to which it is a party constitute, or when executed will constitute, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

Section 4.3 No Conflict. The execution and delivery by Buyer of this Agreement and the Ancillary Agreements to which it is a party and the consummation and performance of the transactions contemplated hereby and thereby by Buyer do not:

(a) assuming all required filings, waivers, approvals, consents, authorizations and notices set forth in Schedule 4.3 (collectively, the “Buyer Approvals”) have been made, given or obtained, violate any provision of, or result in the breach of any material Law applicable to Buyer, or require any material consent, approval or authorization of any Governmental Authority;

(b) violate or result in the breach of any Organizational Documents of Buyer; or

(c) violate or breach in any material respect, or result in a material default under, any material contract, indenture or other instrument to which Buyer is a party or by which Buyer or any of its properties may be bound.

Section 4.4 Litigation and Proceedings. Except as disclosed in Schedule 4.4, as of the date of this Agreement (a) there are no Proceedings or, to the Knowledge of Buyer, investigations, before or by any Governmental Authority pending or, to the Knowledge of Buyer, threatened against Buyer that could reasonably be expected to have a material adverse effect on the ability of Buyer to enter into and perform its obligations under this Agreement and the Ancillary Agreements, and (b) there is no unsatisfied judgment or any open injunction binding upon Buyer which could reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

Section 4.5 Brokers’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by Buyer or any of its Affiliates.

Section 4.6 Market-Based Rate Authority. Buyer has on file with FERC effective rate schedules to make sales of electric energy, capacity, and ancillary services at market-based rates in compliance with the FPA and such rate schedules are in full force and effect.

Section 4.7 Independent Analysis; No Agency. Buyer has made its own independent decisions to enter into this Agreement, the Ancillary Agreements to which it is or will be a party and the transactions contemplated hereby and thereby and as to whether such agreements and transactions are appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. Buyer is not relying on any communication (written or oral) of any Seller or any of its Affiliates as investment advice or as a recommendation to enter into such agreements or transactions, it being understood that information and explanations related to the terms and conditions of such agreements or transactions shall not be considered to be investment advice or a recommendation to enter into such agreements and transactions. No communication (written or oral) received from any Seller shall be deemed to be an assurance or guarantee as to the expected results of any transaction entered into in connection herewith. Buyer is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts the terms and conditions and risks of this Agreement, the Ancillary Agreements to which it is or will be a party and the transactions contemplated hereby and thereby. Buyer is also capable of assuming, and assumes, the risks of the transactions contemplated hereby. Buyer is not acting as a fiduciary for, agent of or adviser to any other Party in respect of the transactions contemplated hereby.

Section 4.8 Tax Representations.

(a) Payor Representations. Buyer is not required by any applicable Law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding for or on account of any Tax from any payment to be made by it to any Seller under this Agreement or any Ancillary Agreement. In making this representation, Buyer may rely on (i) the accuracy of the representations made by Sellers pursuant to Section 3.10(b) and (ii) the satisfaction of the agreement to provide tax documents pursuant to Sections 2.2(b)(vii) and 6.8.

(b) Payee Representations. Buyer represents that it is a qualified business unit of a foreign person located in the United States (as that term is used in section 1.1441-4(a)(3)(i) of the United States Treasury Regulations) and that each payment received or to be received by it in connection with this Agreement or any Ancillary Agreement will be effectively connected with its conduct of a trade or business in the United States.

(c) Canadian Tax Representation. Buyer is duly registered under Part IX of the Excise Tax Act (Canada) with respect to the goods and services tax and harmonized sales tax and its registration number is 86390 0494 RT0001.

ARTICLE V

TRS OBLIGATIONS

From the Closing Date (or with respect to any Additional Transaction, from the applicable Additional Transaction Closing Date) until the Final Trade Date:

Section 5.1 TRS Obligations.

(a) TRS Obligations. On the Closing Date (or, with respect to each Additional Transaction, on the applicable Additional Transaction Closing Date), a total return swap (each a “TRS Obligation”) with respect to each Transaction (each an “Underlying Transaction”) is hereby entered into by and between Buyer and the applicable Seller. The terms of each TRS Obligation shall be determined by reference to the terms of the Underlying Transaction that corresponds to such TRS Obligation, except that in respect of each TRS Obligation, the relationship of the applicable Seller to the Counterparty under the corresponding Underlying Transaction shall be reversed (e.g. where the Counterparty was the seller or the fixed rate payor and such Seller was the buyer or the floating rate payor under the Underlying Transaction, such Seller will be the seller or fixed rate payor and Buyer will be the buyer or the floating rate payor under the corresponding TRS Obligation, and where the Counterparty was the buyer or floating rate payor and such Seller was the seller or the fixed rate payor under the Underlying Transaction, such Seller will be the buyer or floating rate payor and Buyer will be the seller or the fixed rate payor under the corresponding TRS Obligation). Any obligation in an Underlying Transaction to physically deliver any commodity or perform any service shall be financially settled between the applicable Seller and Buyer for purposes of the corresponding TRS Obligation. All TRS Obligations between Buyer and any one Seller are entered into in reliance on the fact that the provisions of this Agreement pertaining to such TRS Obligations and all transactions that comprise the TRS Obligations form a single agreement between Buyer and such Seller and they would not otherwise enter into a TRS Obligation.

(b) TRS Payment Commencement Date. Notwithstanding anything to the contrary in this Article V, no payments will accrue or be made by or on behalf of Buyer or any

Seller with respect to the TRS Obligations until the TRS Payment Commencement Date, and the Purchase Price shall be adjusted pursuant to Section 2.1(b) to reflect any Close Outs and/or Deficiencies with respect to any Underlying Transaction during the period from the Closing Date to but excluding the TRS Payment Commencement Date.

Section 5.2 Effect of Novations or Assignments on TRS Obligations. Upon the effective date of any novation or assignment (or, in the case of a Physical Power Transaction, any book transfer) of an Underlying Transaction from a Seller to Buyer in accordance with Section 6.2, (i) the TRS Obligation corresponding to such Underlying Transaction shall automatically terminate and no settlement amount shall be owed therefor, except for the settlement of amounts (A) paid to such Seller by the Counterparty to such Underlying Transaction but not yet transferred to Buyer pursuant to Section 5.4, which amounts such Seller shall hold in trust for Buyer and promptly pay to Buyer and (B) owed by a Seller to a Counterparty with respect to such Underlying Transaction for periods prior to such novation, assignment or book transfer, which amounts Buyer shall promptly pay over to such Seller and (ii) Buyer and such Seller shall have no further obligation or liability to each other for the corresponding TRS Obligation except as set forth in this Section 5.2, Section 6.1(f) or Article VIII.

Section 5.3 Termination of TRS Obligations Upon Close Out, Bankruptcy or Specified Payment Termination Events.

(a) Notice of Close Out of an Underlying Transaction. If, at any time: (i) a Close Out Event has occurred with respect to an Underlying Transaction and (ii) the party to such Underlying Transaction that has the right to Close Out such Underlying Transaction (the “Closing-Out Party”) designates a day to Close Out such Underlying Transaction, or such a day is automatically deemed to have occurred (the date of such Close Out being the “Close Out Date”), then the applicable Seller shall specify in a notice (the “Close Out Notice”) to Buyer the date on which each such Underlying Transaction has been or shall be Closed Out. The Close Out Notice shall be delivered as soon as reasonably practicable. Payments under any TRS Obligation made with respect to a Close Out of an Underlying Transaction shall be made (A) in accordance with Section 2.1(b) with respect to Close Out Settlement Amounts paid by or on behalf of or received by a Seller in respect of an Underlying Transaction prior to the TRS Payment Commencement Date, and (B) in accordance with this Article V (including Section 5.4(d)) with respect to Close Out Settlement Amounts paid by or on behalf of or received by a Seller in respect of an Underlying Transaction on or after the TRS Payment Commencement Date.

(b) Termination of TRS Obligations Upon Close Out. Irrespective of whether the applicable Seller has given the Close Out Notice pursuant to Section 5.3(a), upon the Close Out of an Underlying Transaction for any reason, including the expiration thereof, the corresponding TRS Obligation shall automatically terminate on the Close Out Date of such Underlying Transaction, without any further act by any Party or other Person; provided, however, that payments to be made by Buyer or a Seller with respect to a Close Out of an Underlying Transaction shall be made (i) in accordance with Section 2.1(b) with respect to Close

Out Settlement Amounts paid by or on behalf of or received by a Seller in respect of an Underlying Transaction prior to the TRS Payment Commencement Date, and (ii) in accordance with this Article V (including Section 5.4(d)) with respect to Close Out Settlement Amounts paid by or on behalf of or received by a Seller in respect of an Underlying Transaction on or after the TRS Payment Commencement Date.

(c) Termination Rights Upon Bankruptcy or Specified Payment Termination Events. In the event of:

(i) (A) a Bankruptcy of any Seller, to the extent, if any, that a TRS Obligation (1) does not automatically terminate pursuant to the terms of the applicable Trading Contract governing the corresponding Underlying Transaction upon a Bankruptcy of such Seller and (2) has not been terminated within five (5) days pursuant to Section 5.3(b) as a result of the Counterparty designating a Close Out Date as a result of a Bankruptcy of such Seller, or (B) the occurrence and continuation of a Specified Payment Termination Event with respect to a Seller, then Buyer shall have the right, by delivering written notice hereunder, to designate a day not earlier than the day such notice is effective to terminate all (but not less than all) TRS Obligations between Buyer and such Seller and the termination amount owing between Buyer and such Seller as a result of such termination (the “TRS Termination Amount”) shall be determined in accordance with the methodology for determining “Close-Out Amounts” under the 2002 Master Agreement published by the International Swaps and Derivatives Association (the “ISDA”), together with any unpaid amounts owing by such Seller to Buyer less any unpaid amounts owing by Buyer to such Seller, in both cases under the TRS Obligations between Buyer and such Seller.

(ii) (A) a Bankruptcy of Buyer or (B) the occurrence and continuation of a Specified Payment Termination Event with respect to Buyer, then Seller shall have the right to designate a day not earlier than the day such notice is effective to terminate all (but not less than all) TRS Obligations between Buyer and such Seller and the TRS Termination Amount shall be determined in accordance with the methodology for determining “Close-Out Amounts” under the ISDA 2002 Master Agreement, together with any unpaid amounts owing by Buyer to such Seller less any unpaid amounts owing by such Seller to Buyer, in both cases under the TRS Obligations between Buyer and Seller.

(d) Payment of TRS Termination Amount. A TRS Termination Amount due in respect of any early termination under Section 5.3(c)(i) or (ii) will, together with interest thereon accruing at the Interest Rate plus *** percent *** from the date due until the date paid, be payable on the Business Day when notice of the amount payable is effective. The TRS Termination Amount may be owed by or to the Buyer, as applicable.

Section 5.4 Payments.

(a) Payments Generally. Subject to Section 5.4(c), (f) and (g), from and after the TRS Payment Commencement Date, Buyer and each applicable Seller shall make payments to one another in such amounts and in such currency in accordance with the terms of the applicable TRS Obligation and at the times specified in Section 5.4(b). ***

(b) Timing of Payments. Subject to Section 5.4(c), (f) and (g), from and after the TRS Payment Commencement Date, (i) any payments required to be made by a Seller to Buyer in respect of a TRS Obligation shall be made by 2:00 p.m. eastern prevailing time (“EPT”) on the due date of the referenced payment obligation under the corresponding Underlying Transaction and (ii) any payments required to be made by Buyer to a Seller in respect of a TRS Obligation shall be made by 2:00 p.m. EPT on the due date of the referenced payment obligation under the corresponding Underlying Transaction; provided that if Buyer or a Seller cannot determine a Close-Out Settlement Amount without notice of such amount from a Seller (in the case of Buyer) or Buyer ( in the case of a Seller), then such Party shall request that such Seller (in the case of Buyer) or Buyer (in the case of a Seller) provide notice of such amount and such Seller or Buyer, as applicable, shall so notify Buyer or such Seller, as the case may be, and Buyer or such Seller, as applicable, shall make such payment in accordance with Section 9.1.

(c) True Up Procedures. Notwithstanding anything to the contrary in Article V, (i) if a Seller makes a payment to Buyer with respect to a TRS Obligation pursuant to Section 5.4

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and such Seller subsequently determines that the amount it actually received with respect to the Underlying Transaction that corresponds to such TRS Obligation from the Counterparty thereto is different *** than the amount paid by such Seller to Buyer with respect thereto, then such Seller shall notify Buyer of such difference and such Seller and Buyer agree within three Business Days following such notice to exchange cash payments (which may be a payment by the Buyer or a payment by such Seller, as the case may be) so that after giving effect to such corrective payments, such Seller has paid and Buyer has received with respect to such TRS Obligation the amount actually received by such Seller from the applicable Counterparty with respect to such payment under the corresponding Underlying Transaction, and (ii) if Buyer makes a payment to a Seller with respect to a TRS Obligation pursuant to Section 5.4 and such Seller and the applicable Counterparty determine in their good faith discretion that the amount owed by such Seller with respect to the Underlying Transaction that corresponds to such TRS Obligation to the Counterparty thereto is different than the amount paid by Buyer to such Seller with respect thereto, then such Seller shall notify Buyer of such difference and such Seller and Buyer agree within three Business Days following such notice to exchange cash payments so that after giving effect to such corrective payments, Buyer has paid and such Seller has received with respect to such TRS Obligation an amount equal to the amount actually owed as determined in good faith by such Seller to the applicable Counterparty by such Seller with respect to such payment under the corresponding Underlying Transaction. Payments made by one Party (“payor”) to another Party (“payee”) pursuant to this Section 5.4(c) shall be increased so as to include interest on such adjusting amounts paid by payor to payee at the Interest Rate from the date the initial payment was initially made or due, as applicable, under Section 5.4 to but excluding the date of such adjusting payment.

(d) Amount Payable Upon Close Out of Underlying Transaction. Except as set forth in Section 5.3 and subject to Section 5.4(c), (f) and (g), the termination amount payable by a Seller or Buyer, as applicable, in respect of a TRS Obligation that is the result of a Close Out of its corresponding Underlying Transaction shall be (A) equal to the Close Out Settlement Amount payable in respect of such corresponding Underlying Transaction, as determined pursuant to the applicable Trading Contract or Law *** provided that if Buyer or a Seller cannot determine the amount of a required payment without notice of such amount from a Seller (in the case of Buyer) or Buyer (in the case of a Seller), then such Party shall request that such Seller (in the case of Buyer) or Buyer (in the case of a Seller) provide notice of such amount and such Seller or Buyer, as applicable, shall so notify Buyer or such Seller, as the case may be, and Buyer or such Seller, as applicable, shall made such payment in accordance with Section 9.1.

(e) ***

(f) Deficiency.

(i) If a Deficiency arises with respect to an Underlying Transaction with a Non-Split Counterparty: *** Buyer shall return to such Seller any amounts previously

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paid or posted by or on behalf of Seller to Buyer with respect to the Deficiency in accordance with Section 5.4(c) or Section 6.1(c). From and after the TRS Payment Commencement Date, such Seller shall promptly turn over to Buyer any amounts from time to time received by such Seller on account of any such Deficiency whether before or after termination or close out of the corresponding TRS Obligation. To the extent permitted by the applicable Trading Contracts and applicable Law, Seller hereby irrevocably assigns effective as of the TRS Payment Commencement Date to Buyer any present or future claims of such Seller related to any such Deficiency against the applicable Non-Split Counterparty or its CS Provider.

(ii) If a Split Counterparty fails to make all or any portion of a payment when due to a Seller *** (a “Split Counterparty Shortfall”), and at such time a payment is or becomes due to such Seller under a Split Buyer Transaction, then the Buyer shall receive the following amounts (and, in the case of any Close Out of a Split Buyer Transaction, Buyer shall return to such Seller all Credit Support it holds on account of such Split Buyer Transaction):

*** if such Split Counterparty Shortfall is not in respect of a Close Out Settlement Amount, Buyer shall receive the product of (1) any payments received from such Split Counterparty on account of the Split Marketing and Trading Transactions for which payments are or become due at such time and (2) a fraction, ***

The excess of the amount owed at such time by the Split Counterparty with respect to the Split Buyer Transactions over the amounts paid to Buyer under this Section 5.4(f)(ii) shall constitute the “Deficiency” applicable to such Split Buyer Transactions. With respect to any such Deficiency, *** Buyer shall return to such Seller any amounts paid by or on behalf of Seller to Buyer with respect to the Deficiency in accordance with Section 5.4(c). If such Seller shall receive any amount from time to time on account of the Split Counterparty Shortfall (whether before or after a Close Out Event), it shall promptly pay to Buyer the product of such amount and the fraction set forth in Section 5.4(f)(ii)(A)(2), together with interest at the Interest Rate on the amount it receives from the Business Day following receipt of such amount to the date such amount is paid to Buyer.

(g) No Setoff, etc. All payments made by Buyer and Sellers to one another under Article V or under Section 6.1 shall be made without setoff, deduction, recoupment or counterclaim except: (i) if a Specified Payment Termination Event or a Bankruptcy exists or (ii) to the extent that the applicable party has provided notice of the occurrence of a Specified Payment Termination Event in accordance with this Agreement, if a Specified Payment Termination Event would exist but for the lapse of the 10 Business Day grace period contained in the definition thereof, then (A) in the case of such a Specified Payment Termination Event or Bankruptcy of the Buyer, the applicable Seller may set off or net amounts owed by such Seller to Buyer under Section 5.3(c) and 5.4 against the amount of any such payment failure or posting failure of Buyer and (B) in the case of such a Specified Payment Termination Event or

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Bankruptcy of a Seller, Buyer may set off or net amounts owed by Buyer to such Seller under Section 5.3(c) and 5.4 against the amount of such payment failure or posting failure of such Seller.

(h) Payment Procedures. Payments pursuant to this Article V shall be made in accordance with Section 9.2.

Section 5.5 Collateral for TRS Obligations.

(a) Seller Pledged Collateral: (i) As collateral security for the prompt and complete payment when due of all amounts due by a Seller to Buyer under Article V (with respect to Buyer Split Transactions, up to but not to exceed the Split Secured Amount) and only to the extent permitted by the terms of each applicable Trading Contract (or if otherwise permitted and enforceable under the Uniform Commercial Code Section 9-406 and 9-408) and applicable Law, such Seller hereby grants to Buyer effective as of the Closing Date a present and continuing security interest in all of such Seller’s right, title and interest in each of the following now existing or hereafter acquired property (the property with respect to which such security interest is granted, the “Seller Pledged Collateral”): (A) all of such Seller’s right, title and interest in the Underlying Transactions, (B) all Transaction Credit Support and Supporting Obligations (including letters of credit) with respect to such Underlying Transactions that is now or hereafter posted with or credited to such Seller by a Counterparty or its Affiliate or any other Person, (C) all amounts from time to time payable or paid by the Counterparties to such Underlying Transactions to such Seller with respect to the Underlying Transactions, including any Credit Support and any Close-Out Settlement Amount (and all proceeds therefrom and general intangibles related thereto), (D) all books and records related to the foregoing assets and properties, and (E) all products, proceeds and distributions in respect of the foregoing assets and properties. In the case of a Split Counterparty, in no event shall the security interest granted herein secure payment of an amount in excess of (and the amount that Buyer may recover pursuant to the rights granted hereunder shall be limited to) the amount to be received by Buyer under Section 5.4(f)(ii) calculated as of the date of the application by Buyer of proceeds from Seller Pledged Collateral (the “Split Secured Amount”). Upon the failure of a Seller to make any payment when due under Article V from and after the TRS Payment Commencement Date, Buyer may exercise its rights as a secured party in respect of the security interest granted pursuant to this Section 5.5(a) (subject to the limitations set forth herein with respect to any Underlying Transaction with a Split Counterparty), but the Parties agree and understand that the exercise of such right shall be the sole and exclusive remedy against such Seller in respect of the collection of such payment obligation (other than as set forth in Section 5.3(c) and 5.4(g) and the right to enforce such Seller’s obligation to turn over amounts received by it in respect of any Deficiency or Split Counterparty Shortfall) and such Seller shall have no further liability (including, with respect to any Deficiency or Split Counterparty Shortfall) to Buyer in respect of such payment obligation. Upon Buyer’s request, each applicable Seller agrees to take such action, at Buyer’s sole cost and expense, as Buyer reasonably requires in order to perfect its security interest created hereby with respect to the Seller Pledged Collateral; provided, however, that no Seller shall have any obligation to take any action to perfect such security interest in any letter of credit or in any letter of credit rights.

(b) Cooperation for Enforcement of Rights. With respect to Transactions with Non-Split Counterparties, Sellers shall cooperate with Buyer at Buyer’s sole cost and expense to take such further actions, as may reasonably be requested by Buyer, that are necessary to enforce Seller’s rights with respect to such Transaction and any associated Seller Pledged Collateral including, where applicable, (i) sending an early termination notice to the Counterparty or (ii) sending a notice of drawing under Credit Support in the form of guaranties or letters of credit that relate to such Transactions provided that (A) Buyer has requested in writing that the applicable Seller take such action; and (B) such Seller is permitted to do so under the terms of the applicable Trading Contract; provided that Sellers shall not be required to incur any material costs in connection with such cooperation. If a Split Counterparty defaults under any Marketing and Trading Transaction, the Parties shall negotiate in good faith regarding the exercise of any rights and remedies against such Split Counterparty that Sellers may have, including any rights against any Credit Support posted by or on behalf of such Split Counterparty or any rights to declare a default with respect to any other Marketing and Trading Transactions (including any Underlying Transactions). In the event that one or more Underlying Transactions with respect to a Split Counterparty is Closed-Out, then the applicable Seller shall send a notice of drawing under Credit Support in the form of guaranties or letters of credit that relate to such Transactions provided that (A) Buyer has requested in writing that the applicable Seller take such action; and (B) such Seller is permitted to do so under the terms of the applicable Trading Contract provided that Sellers shall not be required to incur any material costs in connection with such cooperation.

(c) Buyer Pledged Collateral. As collateral security for the prompt and complete payment when due of all amounts due by Buyer to each Seller under Article V, Buyer hereby grants to the Sellers a present and continuing security interest in all of Buyer’s right, title and interest in and to all amounts held by any Seller at any time that were paid by Buyer to such Seller as collateral under Section 2.3(b)(iii) or Section 6.1 for Buyer’s obligations under Article V and all products, proceeds and distributions in respect thereof (collectively, “Buyer Pledged Collateral”). Upon any Seller’s request, Buyer agrees to take such action at Seller’s sole cost and expense, that any Seller reasonably requires in order to perfect such security interest. From and after the TRS Payment Commencement Date, upon the failure of Buyer to make any payment to any Seller when due under Article V, such Seller may exercise its rights as a secured party in respect of the security interest granted pursuant to this Section 5.5(c), including the right to apply any amounts described in this paragraph to the satisfaction of any obligations due and owing to a Counterparty under any Underlying Transactions. With respect to Transactions with Non-Split Counterparties, Buyer shall cooperate with Sellers at Sellers’ sole cost and expense to take such further actions, as may reasonably be requested by any Seller, that are necessary to enforce a Seller’s rights with respect to the Buyer Pledged Collateral under this clause (c); provided that Buyer shall not be required to expend any monies in connection with such cooperation.

Section 5.6 Counterparty Acquires No Rights in TRS Obligations

Except as specifically set forth in Article V or Section 6.1, nothing in Article V or Section 6.1 shall operate as an assignment or transfer of any Underlying Transaction or of any interest therein or of any Seller’s rights or obligations under or in connection with any Underlying Transaction, or result in a Counterparty, any of its Affiliates, or any Person providing Credit Support on behalf of such Counterparty, acquiring any rights enforceable against, or the benefit of any obligations owed by, Buyer or Sellers under this Agreement or any TRS Obligation.

Section 5.7 Carve Out of Certain Accounts Payable and Accounts Receivable. For purposes of clarification and notwithstanding anything to the contrary in this Agreement, no amounts with respect to any accounts payable and/or accounts receivable relating to amounts arising under the Underlying Transactions prior to January 1, 2006 (or with respect to any Additional Transaction, the applicable Additional Transaction Closing Date) shall be for the account of Buyer and any amounts received by a Party in contravention of this sentence shall be held in trust for the benefit of, and paid over to, the applicable Party.

Section 5.8 Intent. Buyer and Sellers agree that it is the intent of the Parties that, pursuant to the provisions of this Agreement, Buyer shall receive via the TRS Obligations the economic equivalent of Sellers’ benefits and burdens (including with respect to the posting of Credit Support) with respect to the Underlying Transactions (other than accounts payable and accounts receivable relating to amounts arising under the Underlying Transactions prior to January 1, 2006 (or with respect to any Additional Transaction, the applicable Additional Transaction Closing Date)) and Buyer shall promptly reimburse Sellers for any expenses relating thereto incurred by Sellers or their Affiliates, such that the Parties shall be in substantially the same economic position as if the Underlying Transactions had been novated or assigned to Buyer as of the Closing Date (or with respect any Additional Transaction, the applicable Additional Transaction Closing Date); provided that no payments will be made between Buyer and Sellers, and no Credit Support will be posted, with respect to any TRS Obligations prior to the TRS Payment Commencement Date.

ARTICLE VI

COVENANTS

Section 6.1 Credit Support. Commencing on the TRS Payment Commencement Date (or with respect to any Additional Transaction entered into after the TRS Payment Commencement Date, from the applicable Additional Transaction Closing Date) until the earlier to occur of novation or assignment of a Transaction to Buyer or Close Out of a Transaction and in addition to the obligations set forth with respect to Credit Support in Sections 2.3(b)(iii) and (iv):

(a) Postings for Non-Split Counterparties.

(i) Buyer’s Obligations. Whenever any Seller or a Duke Credit Support Provider is required to post Transaction Credit Support (other than in the form of a guaranty) in favor of a Non-Split Counterparty pursuant to the terms of the applicable Trading Contracts governing a Transaction, Buyer shall (by 2:00 p.m. EPT on the date such transfer of Transaction Credit Support is required to be made by such Seller or Duke Credit Provider pursuant to the terms of such Transaction) post to such Seller, Transaction Credit Support in the form of cash (or, with the consent of DENA or the applicable Seller, in the form of a letter of credit that complies with the applicable Trading Contract and the provisions of Section 6.1(i)(i)) in an amount equal to the amount required to be posted on such date by such Seller or Duke Credit Support Provider for such Transaction.

(ii) Sellers’ Obligations with respect to Cash Collateral. Subject to Section 6.1(c), whenever any Non-Split Counterparty is required to post Transaction Credit Support in the form of cash collateral pursuant to the terms of the applicable Trading Contracts governing a Transaction, the applicable Seller that is party to such Transaction shall (by 2:00 p.m. EPT on the date such transfer of Transaction Credit Support is required to be made to such Seller by such Counterparty under the terms of the Transaction) post to Buyer, Transaction Credit Support in the form of cash in an amount equal to the amount required to be posted on such date by such Counterparty to such Seller for such Transaction.

(iii) Interest. To the extent interest is required to be paid under the applicable Trading Contract relating to a Transaction with a Non-Split Counterparty for Transaction Credit Support that has been posted in the form of cash, then interest shall be paid (A) by Buyer to the Seller party to such Transaction to the extent, at such times and in such amounts as such interest is required to be paid by such Seller to such Counterparty under the terms of such Trading Contract, and (B) subject to Section 6.1(c), by such Seller to Buyer to the extent, at such times and in such amounts as such interest is actually paid by Counterparty to such Seller under the terms of such Trading Contract.

(b) Postings for Split Counterparties.***

(c) True Up Procedures: Notwithstanding anything to the contrary in Section 6.1, if a Seller posts Credit Support in the form of cash to Buyer under this Section 6.1 and such Seller determines in its good faith discretion that the amount such Seller actually received as Credit Support in the form of cash with respect to such Transaction from or on behalf of a Non-Split Counterparty that is a party to such Transaction is different than the amount posted by such Seller to Buyer with respect thereto, then such Seller shall notify Buyer of such difference and such Seller and Buyer shall within three Business Days following such notice exchange payments so that after giving effect to such corrective payments, such Seller has paid and Buyer has received, with respect to such Transaction, an amount of Credit Support in the form of cash collateral equal to the sum of (i) the amount of Credit Support in the form of cash collateral actually received by such Seller from the applicable Non-Split Counterparty with respect to such Transaction plus (ii) interest on such corrective amount at the Interest Rate from the date such

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Credit Support was initially posted in accordance with Section 6.1 to but excluding the date of such corrective payment. If Buyer posts Credit Support in the form of cash or a letter of credit to a Seller under Section 6.1(a) and such Seller determines in its good faith discretion that a different amount of Credit Support was required pursuant to the terms of the applicable Trading Contracts and such different amount is posted by or to such Seller under such Trading Contract to the Seller, then such Seller shall notify Buyer of such difference and such Seller and Buyer shall within three Business Days following such notice exchange Credit Support in the form of cash (or, in the case of an additional amount of Credit Support to be posted by Buyer, with the consent of DENA or the applicable Seller, in the form of a letter of credit that complies with the applicable Trading Contract and the provisions of Section 6.1(i)(i)) so that after giving effect to such corrective payments, Buyer has posted and such Seller has received with respect to such Transaction an amount equal to the sum of (A) Credit Support in the form of cash collateral equal to the amount of Credit Support in the form of cash collateral or letters of credit actually posted by such Seller to the applicable Counterparty with respect to such Transaction plus (B) interest on such corrective amount at the Interest Rate from the first date such Credit Support was initially posted under Section 6.1 to but excluding the date of such corrective payment.

(d) Guaranties. Subject to Section 6.7, the applicable Seller shall maintain, or shall cause its Affiliates to maintain, Transaction Credit Support in the form of guarantees with respect to such Transactions to the extent that Transaction Credit Support is required by, and cash collateral, letters of credit or other acceptable forms of credit support cannot be provided to support, such Transaction, until the earlier of (i) the assignment, novation, termination or expiration of all such Transactions to which such Transaction Credit Support relates, and (ii) the expiration of such Transaction Credit Support in accordance with its terms.

(e) Transfer of Transaction Credit Support on Additional Transaction Closing Dates. On the Additional Transaction Closing Date applicable to an Additional Transaction:

(i) Non-Split Counterparties. With respect to any Additional Transaction with a Non-Split Counterparty: (A) to the extent permitted under such Additional Transaction (and its associated Trading Contracts), the applicable Seller shall pay to Buyer cash in an amount equal to all outstanding Transaction Credit Support that is in the form of cash collateral then posted in favor of such Seller by or on behalf of such Non-Split Counterparty with respect to such Additional Transaction, and (B) Buyer shall transfer to the applicable Seller (or its Affiliate as directed by such Seller) an amount in cash equal to the sum of (without duplication) (1) the amount as of such Additional Transaction Closing Date of all outstanding Transaction Credit Support in the form of cash collateral and (2) the face value as of such Additional Transaction Closing Date of all outstanding Transaction Credit Support in the form of letters of credit, in the case of clause (B) (1) and (2) that are then posted by or on behalf of such Seller (and/or a Duke Credit Support Provider) in favor of such Non-Split Counterparty with respect to such Additional Transaction; and

(ii) Split Counterparties. ***

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(f) Transfer of Credit Support Upon Novation or Assignment or Close Out.

(i) Non-Split Counterparties. On the effective date of any Novation Agreement or Assignment Agreement for any Transaction with a Non-Split Counterparty and upon the Close Out of any Transaction with a Non-Split Counterparty (other than a Close Out that involves a Deficiency from a Counterparty, which is addressed in Section 5.5(a)), any items of Transaction Credit Support with respect to the TRS Obligation corresponding to such Transaction posted by or on behalf of (1) the applicable Seller to Buyer shall be returned to such Seller and (2) Buyer to such Seller shall be returned to Buyer to the extent (and only to the extent) that such Seller has received from the applicable Counterparty a return of the Credit Support associated with the Transaction being novated, assigned or Closed Out; provided that, (x) if a party is unable to return such items of Transaction Credit Support (in the form of letters of credit or guaranties) because such items of Transaction Credit Support cannot be located after diligent efforts, then in lieu of returning such item of Transaction Credit Support the party obligated to make such return may, with the consent of the person entitled to receive such Transaction Credit Support, provide an affidavit of lost guaranty or letter of credit, which shall contain an indemnity reasonably satisfactory to such receiving party and which shall acknowledge that such Transaction Credit Support is terminated and no further obligations exist thereunder, and (y) this clause (f)(i) shall not apply with respect to any items of Transaction Credit Support (in the form of letters of credit or guaranties) required to support Transactions the novation or assignment of which has not yet occurred.

(ii) Split Counterparties. ***

(g) Changes in Status.

(i) If a Seller Closes Out all Marketing and Trading Transactions (other than Transactions) with a particular Split Counterparty, Sellers shall provide notice promptly to Buyer. From and after delivery of such notice, such Counterparty shall be deemed to be a Non-Split Counterparty for all purposes hereunder. The Transaction Credit Support held by Buyer or Sellers at such time on account of any Transactions with such Counterparty shall be adjusted (and appropriate payments shall be made) so that the Transaction Credit Support held by Buyer or Seller is consistent with the requirements of Section 6.1(a).

(ii) If, in accordance with Section 6.6, a Seller and a Counterparty enter into a Marketing and Trading Transaction that is not a Transaction but is governed by a Common Transaction Document that also governs a Transaction between such Seller and such Counterparty, Sellers shall provide notice of such event promptly to Buyer. From and after delivery of such notice, such Counterparty shall be deemed to be a Split Counterparty with respect to such Transactions for all purposes hereunder. The Transaction Credit Support held by Buyer or Sellers at such time on account of any Transactions with such Counterparty shall be adjusted (and appropriate payments shall be made) so that the Transaction Credit Support held by Buyer or Seller is consistent with the requirements of Section 6.1(b).

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(h) Payment Instructions for Posting of Collateral. Sellers and Buyer shall post Credit Support pursuant to this Section 6.1 in accordance with Section 9.2.

(i) Credit Support in the Form of Cash vs. Letters of Credit. If requested by Buyer with respect to a particular Transaction with a Non-Split Counterparty and subject, in all cases whether under clause (i) or clause (ii), to the consent of the applicable Seller (such consent not to be unreasonably withheld), such Seller will agree to use commercially reasonable efforts to replace (at Buyer’s sole cost and expense) any Transaction Credit Support:

(i) that is in the form of cash or a letter of credit with respect to such Transaction that is posted by or on behalf of such Seller with a letter of credit that is (A) non-recourse to Sellers or any of their Affiliates, (B) issued by Buyer in favor of the applicable Counterparty and (C) in a form acceptable to the applicable Counterparty and Buyer and approved by such Seller (such approval not to be unreasonably withheld); and

(ii) that is in the form of a letter of credit posted by or on behalf of Sellers with cash collateral, to the extent permitted by the applicable Trading Contracts, if the applicable Counterparty does not consent to accepting as Credit Support a letter of credit issued by Buyer in accordance with the provisions of Section 6.1(i)(i).

(j) Credit Support in the Form of U.S. Treasury Securities. If requested by Buyer with respect to a particular Transaction with a Non-Split Counterparty and subject to the consent of the applicable Seller (such consent not to be unreasonably withheld), such Seller will use good faith efforts to (i) use appropriate accounts (established by Buyer (for the benefit of Seller) and maintained at Buyer’s sole cost and expense) to enable such Seller to accept, and (ii) request from the applicable Non-Split Counterparties, Transaction Credit Support in the form of U.S. Treasury securities.

(k) Credit Support Held In Trust. If any transfer of Credit Support from a Seller to Buyer required by Section 2.3(b) or Section 6.1 is not permitted under applicable Law or under the terms of the applicable Transaction (or its associated Trading Contract) or other agreement governing the rehypothecation, transfer or assignment of such Credit Support, such Seller shall hold any such Credit Support or proceeds thereof received from the Counterparty or its Affiliate pursuant to such Trading Contract or other agreement in trust for the benefit of Buyer. In addition, any payment of Credit Support inadvertently made to Buyer by or on behalf of a Seller or to Seller by Buyer shall be held in trust on behalf of, and promptly paid over to, the Party entitled to receive such amounts.

(l) DeMinimis Credit Support for Split Buyer Transactions. ***

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Section 6.2 Novation and Assignment of Transactions. Beginning promptly following the Closing Date (or with respect to any Additional Transaction, following the applicable Additional Transaction Closing Date) through the Final Trade Date:

(a) Cooperation of Parties: The Parties agree to use commercially reasonable efforts, and to cooperate and provide each other with reasonable assistance, to cause the novation (or, with the consent of the applicable Seller or DENA, the assignment) of the Transactions to Buyer and to obtain any requisite Counterparty consents (and, if needed, the consent of any Person providing Transaction Credit Support on behalf of such Counterparty) so that (i) all right, title and interest of the applicable Seller with respect to the applicable Transaction (other than accounts receivable relating to amounts arising under the Transactions prior to January 1, 2006 (or, with respect to any Additional Transaction entered into after January 1, 2006, prior to the applicable Additional Transaction Closing Date)) shall be novated or assigned to Buyer; provided that any transfer requiring prior approval from a Governmental Authority shall be subject to the receipt or waiver of such approval from such Governmental Authority, (ii) all liabilities and obligations of such Seller and any Duke Credit Support Provider arising out of or relating to such Transaction (regardless of the nature of such liabilities) shall in the case of an assignment be assumed by Buyer, (iii) each Counterparty and any beneficiary of any Transaction Credit Support provided with respect to such Transaction shall provide a valid and binding written release of Seller and any Duke Credit Support Provider with respect to all liabilities and obligations of such Seller and any Duke Credit Support Provider arising out of or relating to such Transaction (regardless of the nature of such liabilities), (iv) any items of Transaction Credit Support being posted with respect to such Transaction are returned to the applicable Person in accordance with Section 6.1(f), (v) unless otherwise agreed to by DENA or the applicable Seller and Buyer, such novations or assignments that have been agreed to prior to the TRS Payment Commencement Date shall become effective on or after the TRS Payment Commencement Date, and (vi) any other such novations or assignments shall become effective to the extent practicable at the end of the month in which they are agreed upon by the relevant parties. It being understood that the Sellers and each Duke Credit Support Provider are entitled to require that terms substantially similar to those set forth in items (i) through (vi) above are contained in each Novation Agreement and each Assignment Agreement.

(b) Process for Obtaining Counterparty Consent. Buyer shall provide to each Counterparty to a Transaction within a period of time following the Closing Date (or with respect to an Additional Transaction, the applicable Additional Transaction Closing Date) that is reasonably expected to result prior to *** in the novation or assignment of substantially all of the Transactions (i) a form of novation agreement that (A) is substantially in the form of Exhibit C (or, with the consent of the applicable Seller or DENA, an assignment agreement substantially in the form of Exhibit D), with such modifications, if any, thereto that have been mutually agreed to by DENA and Buyer acting reasonably and (B) provides that the Buyer shall be the transferee or assignee, as applicable, thereunder, and (ii) if a Transaction is to be novated to Buyer but Buyer and the applicable Counterparty are not parties to a Master Agreement corresponding to the type of Master Agreement then in effect for such Transaction, a proposed Master Agreement of a type similar to that governing the Transaction containing terms that are customary and reasonable for comparable Master Agreements entered into by Buyer.

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Section 6.3 Employee Matters.

By December 15, 2005, DENA shall provide Buyer with a list of certain employees of Service Provider or Sellers (the “Available Employees”) who are available to Buyer to discuss potential employment with Buyer (which discussions the parties agree shall not violate the restrictions relating to employees set forth in the Confidentiality Agreement). Buyer agrees that, to the extent possible, it will notify Sellers of the names of Available Employees who have accepted offers of employment from Buyer no later than March 15, 2006. Buyer further agrees that any offers of employment to Available Employees will be with a Buyer entity located outside the State of Texas, and that Buyer will not employ any Available Employees at an office within the Houston metropolitan area prior to October 31, 2006. Buyer agrees that any Available Employee who becomes employed by Buyer prior to January 1, 2007 shall have his or her years of service with the Sellers credited for the purposes of Buyer’s vacation policy, salary continuation plan, discretionary services plan and solely for vesting and eligibility purposes under Buyer’s pension and thrift savings plan only.

Section 6.4 Support of Transaction; Books and Records. From the Closing Date through the Overall Services Flip Date:

(a) Buyer and Sellers shall (and shall each cause their respective Affiliates to) (i) use commercially reasonable efforts to promptly assemble, prepare and file any information in such Party’s possession (and, as needed, to supplement such information) as may be reasonably necessary to obtain as promptly as practicable all consents from a Governmental Authority that are required to be obtained in connection with the transactions contemplated hereby, including authorization by FERC pursuant to Section 203 of the FPA, and (ii) use commercially reasonable efforts to promptly obtain all material consents and approvals of third parties that any of Buyer, Sellers or their respective Affiliates are required to obtain in order to consummate the transactions contemplated hereby.

(b) Sellers shall afford to Buyer and its Representatives reasonable access, during normal business hours and in such manner as to not unreasonably interfere with normal operation of the business, to the books, contracts, and records relating to the Transactions, in each case to the extent permitted by the applicable Trading Contracts.

(a) In the case of any assignment (but not a novation) pursuant to Section 6.2 of a Transaction that is a Physical Power Transaction, the applicable Seller shall promptly deliver to Buyer copies of any Trading Contracts, invoices and billing related documents and to the extent required by Law, mutually agreed books and records, in each case in its possession relating to such Physical Power Transaction that have not previously been delivered to Buyer. Sellers shall (and shall each cause its Affiliates) to use commercially reasonable efforts to

(b) promptly assemble, prepare and provide to Buyer any information in such Party’s possession as may be reasonably necessary to respond to an inquiry or request by FERC.

Section 6.5 Regulatory Filings. From the date of this Agreement through***:

(a) Buyer shall provide Sellers such assistance as Sellers reasonably request in connection with the preparation and filing of an application by Buyer or such Sellers, as appropriate, for authorization by FERC, pursuant to Section 203 of the FPA, to engage in the transactions contemplated by this Agreement.

(b) Each Party shall (i) make or cause to be made the filings required to be made by such Party or any of its Affiliates under any Laws with respect to the transactions contemplated by this Agreement and to pay any fees due of such Party in connection with such filings, as promptly as is reasonably practicable after the Closing Date, (ii) comply as promptly as is reasonably practicable with any request under any Laws for additional information, documents or other materials received by such Party or any of its Affiliates from the FERC in respect of such filings or the transactions contemplated by this Agreement; and (iii) use commercially reasonable efforts to cooperate with the other Parties hereto in connection with (x) making any filing under any Laws (including, with respect to the Party making a particular filing, giving due consideration to all reasonable additions, deletions or changes suggested in connection therewith) and (y) any filings, conferences or other submissions related to resolving any investigation or other inquiry by any Governmental Authority, in either case, with respect to the transactions contemplated by this Agreement.

(c) Each Party shall, and shall cause their respective Affiliates to, use their commercially reasonable efforts to (i) cause the expiration of the notice periods under any Laws with respect to the transactions contemplated by this Agreement as promptly as is reasonably practicable after the Closing Date and (ii) resolve on commercially reasonable terms such objections, if any, as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement. In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging the transaction contemplated by this Agreement as violative of any Law, each of the Parties shall, and shall cause their respective Affiliates to, cooperate and use their commercially reasonable efforts to contest and resist, except insofar as the applicable Sellers and Buyer may otherwise agree, any such action or proceeding, including any action or proceeding that seeks a temporary restraining order or preliminary injunction that would prohibit, prevent or restrict consummation of the transactions contemplated by this Agreement.

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(d) Each Party shall, and shall cause their respective Affiliates to, furnish to the other all information necessary or reasonably desirable with respect to any application or other filing to be made in connection with the transactions contemplated by this Agreement, including in connection with any filings, conferences or other submissions related to resolving any investigation or other inquiry by any such Governmental Authority with respect to the transactions contemplated by this Agreement. Each of Sellers and Buyer shall promptly inform the other of any communication with, and any proposed understanding, undertaking or agreement with, any Governmental Authority in respect of any such filings, investigation or other inquiry. If a Party intends to independently participate in any meeting with any Governmental Authority in respect of any such filings, investigation or other inquiry, then such Party shall give the other Party reasonable prior notice of such meeting such that the other Party has reasonable opportunity to attend and participate at such a meeting. The Parties shall consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments and opinions made or submitted by or on behalf of any Party in connection with all meetings, actions and proceedings under or relating to any such application or filing. Restrictions upon Certain Actions From the Closing Date (or, with respect to any Additional Transaction, the applicable Additional Transaction Closing Date) until the Final Trade Date, no Seller shall, except as permitted under this Agreement or the Ancillary Agreements, or as approved in writing by Buyer: (a) consent to any amendment or waiver of its rights with respect to any Transactions other than such amendments or waivers consented to by a Seller in the ordinary course of Sellers’ business consistent with past practice that could not reasonably be expected to materially and adversely affect the rights and obligations of Buyer with respect to the Transactions; (b) permit or allow any Transaction or the applicable Trading Contracts to be subject to any Liens other than Permitted Liens; (c) sell, assign, transfer, convey, lease or otherwise dispose of any Transaction, or (d) enter into any additional Marketing and Trading Transactions under a Master Agreement that at such time governs a Transaction, provided that notwithstanding the foregoing clause (d), Sellers may enter into any of the following (i) such Marketing and Trading Transactions entered into with any Counterparty set forth on Schedule 6.6 (as such Schedule 6.6 may be updated following the Closing Date from time to time by Sellers in consultation with Buyer), (ii) such Marketing and Trading Transactions that are entered into as cleared trades, (iii) such Marketing and Trading Transactions that are Physical Power Transactions on up to a one-month ahead basis or are physical gas transactions, and (iv) such Marketing and Trading Transactions that are consented to by Buyer (such consent not to be unreasonably withheld or conditioned).

Section 6.6 Conduct of Transactions.

(a) Prior to Overall Services Flip Date. From the Closing Date (or, with respect to any Additional Transaction, the applicable Additional Transaction Closing Date) until the earlier of the Final Trade Date or the Overall Services Flip Date, each Seller that is a party to a Transaction will, except as expressly permitted under this Agreement or the Ancillary Agreements, use good faith efforts to comply in all material respects in a manner consistent with past practice with, and to not intentionally breach, the obligations within the control of such Seller that are contained in such Transaction; provided that for purposes of clarification the foregoing shall not apply to (i) items such as maintenance of credit ratings of Sellers or the Duke Credit Support Providers, or (ii) actions taken in connection with the consummation of the transactions contemplated by this Agreement.

(b) After Overall Services Flip Date. From and after the Overall Services Flip Date to the Final Trade Date, each Seller that is a party to an outstanding Transaction will, except as expressly permitted under this Agreement or the Ancillary Agreements, use good faith efforts (i) to refrain from taking any affirmative actions to interfere in any material and adverse respect with the rights, duties and obligations of Buyer under the Services Agreement with respect to such Transactions, (ii) not to intentionally breach the obligations within the control of such Seller that are contained in such Transaction, and (iii) not to enter into any amendment or waiver of its rights with respect to any Transactions; provided that for purposes of clarification the foregoing clauses (i) through (iii) shall not apply to (A) items such as maintenance of credit ratings of Sellers or the Duke Credit Support Providers, or (B) actions taken in connection with the consummation of the transactions contemplated by this Agreement.

Section 6.7 Delivery of Certain Tax Documents.

(a) Delivery of Certain Tax Documents. From the Closing Date through the Final Trade Date, (i) Buyer agrees to deliver to each Seller an executed and valid U.S. Internal Revenue Service Form W-8ECI (or any successor from thereto), (ii) each Seller that is a U.S. Person agrees to deliver to Buyer an executed and valid U.S. Internal Revenue Service Form W-9 (or any successor form thereto) which includes a U.S. federal employer identification number and a statement that it (or, in the case of a Seller disregarded as separate from its owner for U.S. federal income tax purposes, its owner and, in the case of a Seller classified as a partnership for U.S. federal income tax purposes, each of its partners) is a domestic corporation, and (iii) each Seller that is not a U.S. Person agrees to deliver to Buyer an executed and valid U.S. Internal Revenue Service Form W-8ECI or W-8IMY (or any successor form thereto) and, in the case of a Seller classified as a partnership for U.S. federal income tax purposes that delivers a Form W-8IMY, an executed U.S. Internal Revenue Service Form W-8BEN with respect to each of its partners, in each case to the extent that any Form previously delivered (pursuant to Section 2.2(b) or this Section 6.8(a)) has become obsolete or incorrect, promptly upon learning that such previously-delivered Form has become obsolete or incorrect.

(b) Responsibility for Certain Transactional Taxes. Each Seller shall be responsible for the timely filing of returns for, and the payment of, any Transactional Taxes imposed on the Seller’s novation, assignment or other transfer of Transactions to Buyer pursuant to this Agreement. To the extent that Buyer is required by Law to pay any such Transactional Taxes to a Governmental Authority for which Buyer is not entitled to receive a credit, the relevant Seller shall reimburse promptly Buyer for such Transactional Tax payment within 15 days after Buyer’s written request therefor evidencing Buyer’s payment thereof.

(c) General Responsibility for Transactional Taxes. Except as provided in Section 6.8(b), as between Sellers and Buyer: (i) Sellers shall be solely responsible for any Transactional Taxes that are imposed on or attributable to any Trading Transactions occurring in any taxable periods or portions thereof ending on or before the Closing Date, and (ii) Buyer shall be solely responsible for any Transactional Taxes that are imposed on or attributable to any Trading Transactions occurring in any taxable periods or portions thereof beginning after the Closing Date. If a Seller is required by Law to remit or pay such Taxes that are Buyer’s responsibility hereunder, Buyer shall promptly reimburse such Seller for such Tax payment within 15 days after such Seller’s written request therefor evidencing such Seller’s payment thereof. If Buyer is required by Law to remit or pay such Taxes that are a Seller’s responsibility hereunder, the relevant Seller shall promptly reimburse Buyer for such Tax payment within 15 days after Buyer’s written request therefor evidencing Buyer’s payment thereof.

(d) Returns of Transactional Taxes. Subject to the provisions of Sections 6.8(b) and 6.8(c), each of Sellers and Buyer shall file timely all returns with respect to Transactional Taxes which each is obligated to file under applicable Tax Law, and each of Sellers and Buyer shall pay timely any Transactional Taxes which each is obligated to pay under applicable Tax Law.

(e) Cooperation. The Parties shall provide each other with such cooperation and information as any of them may reasonably request of the other in filing any tax return, amended return or claim for refund, determining a liability or a right to a refund of Taxes or Transactional Taxes or in defending any audit or proceeding with respect to Taxes or Transactional Taxes. Such duty of cooperation shall include any assistance that Buyer reasonably requests from Sellers in connection with Buyer’s efforts to obtain new resale certificates or other exemption certificates from counterparties to the novated, assigned or transferred Transactions.

Section 6.8 Deduction or Withholding of Tax.

(a) Gross-up. All payments under this Agreement and the Ancillary Agreements will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable Law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will: (1) promptly notify the payee party (“Y”) of such requirement; (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 6.9(a)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y; (3) promptly forward to Y any available official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under the relevant Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for: (A) the failure by Y to comply with or perform any agreement contained in Sections 2.2(b)(vi) or (vii) and 6.8; or (B) the failure of a representation made by Y pursuant to Section 3.10(b) or 4.8(b) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, after the date of this Agreement (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(b) Liability. If: (1) X is required by any applicable Law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 6.9(a); (2) X does not so deduct or withhold; and (3) a liability resulting from such Tax is assessed directly against X, then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Sections 2.2(b)(vi) or (vii) and 6.8.

ARTICLE VII

ADDITIONAL TRANSACTIONS

Section 7.1 Additional Trading Transactions. From the Closing Date through ***.

(a) Additional Trading Transaction Procedures. Each Seller may request from time to time that any Marketing and Trading Transaction (each a “Proposed Additional Trading Transaction”) become an Additional Trading Transaction hereunder by delivering to Buyer a written notice in the form of Exhibit E (the “Additional Transaction Request”), which request shall identify the Material Economic Terms of, and the requested Additional Trading Transaction Closing Date and the proposed Additional Purchase Price for, such Proposed Additional Trading Transaction. Promptly following the delivery of such Additional Transaction Request, such Seller shall provide Buyer with copies of the Trading Contracts relating to such Proposed Additional Trading Transaction. Buyer and the applicable Sellers shall promptly negotiate in good faith to agree upon the Additional Purchase Price (which shall comply with the provisions in Section 7.1(c)) and shall use commercially reasonable efforts to execute and deliver an Additional Transaction Addendum with respect to such Additional Trading Transaction within five Business Days of the delivery to Buyer of the Additional Transaction Request relating thereto.

(b) Additional Transaction Addendum; Payment of Additional Purchase Price. Each Additional Transaction Addendum relating to an Additional Trading Transaction shall contain the information set forth on Exhibit F, identify the Marketing and Trading Transactions that are covered thereby (“Additional Trading Transactions”), and (unless otherwise mutually

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agreed by the Buyer and applicable Sellers) have as the “Additional Trading Transaction Closing Date” the date proposed in the applicable Additional Transaction Request (“Additional Trading Transaction Closing Date”). If on the applicable Additional Trading Transaction Closing Date for an Additional Trading Transaction, (i) the Additional Purchase Price for such Additional Trading Transaction is negative (which, by way of example, may result if the Mark-to-Market Value of the Additional Trading Transaction is negative), then the applicable Sellers shall pay to Buyer the absolute value of the Additional Purchase Price specified in the applicable Additional Transaction Addendum, or (ii) the Additional Purchase Price for such Additional Trading Transaction is positive, then Buyer shall pay to the applicable Sellers the Additional Purchase Price specified in the applicable Additional Transaction Addendum.

(c) Calculation of Additional Purchase Price. The purchase price (the “Additional Purchase Price”) for any Additional Trading Transaction shall be the sum of (i) the Mark-to-Market Value to the applicable Seller (which may be positive or negative) of such Additional Trading Transaction on the applicable Additional Trading Transaction Closing Date, plus (ii) the credit, market and legal risk premium, if any, for such Additional Trading Transaction; provided that the Additional Purchase Price shall be calculated in a manner that is consistent and in accordance with the methodology and calculation used to calculate the Purchase Price (which shall be the Mark-to-Market Value to such Seller and any credit, market and legal risk premium, if any); and provided further that the Additional Purchase Price for an Additional Trading Transaction shall not include (A) any market risk premium with respect to such Additional Trading Transaction to the extent the market risk for such Additional Trading Transaction has been hedged by one or more other Additional Trading Transactions that are to be transferred to Buyer pursuant to this Agreement contemporaneously with such Additional Trading Transaction or (B) legal or credit risk premiums that are inconsistent with those used for similar Trading Contracts or similar Counterparties to calculate the Purchase Price. For purposes of clarification, the calculation of the Additional Purchase Price with respect to any Additional Trading Transaction shall exclude accounts payable or accounts receivable relating to amounts due under such Additional Trading Transaction on or prior to the applicable Additional Trading Transaction Closing Date.

(d) Effect Under this Agreement. Each Additional Trading Transaction identified in an Additional Transaction Addendum that has been executed and delivered and for which the Additional Purchase Price has been paid, in each case in accordance with Section 7.1(b), shall become an Additional Transaction (and a Transaction) for all purposes hereunder (including Article V and Sections 6.1 and 6.2) effective as of the Additional Trading Transaction Closing Date specified in such Additional Transaction Addendum.

Section 7.2 Additional Physical Power Transactions. From the Closing Date through the Final Trade Date:

(a) Additional Physical Power Transactions. If during any month:

(i) a Transaction that is for the purchase or sale of physical power between (x) DETM or DEMA and (y) a Counterparty (a “Physical Power Transaction”) is, or has previously been, novated or assigned to Buyer pursuant to Section 6.2 (a “Novated Physical Power Transaction”),

(ii) one or more other Physical Power Transactions (a “Physical Power Hedging Transaction”) that previously hedged the market risk associated with the Novated Physical Power Transaction has not yet been novated or assigned to Buyer, and

(iii) there are physical deliveries of power required to be delivered or purchased during such month under the terms of the Physical Power Hedging Transaction,

then (if requested at least *** Business Days prior to the end of such month by Buyer (if such request is prior to ***) or by DETM or DEMA) Buyer and such Seller shall enter into an additional Transaction (an “Additional Physical Power Transaction”) by promptly executing a confirmation to an ISDA 1992 Master Agreement with a Power Annex between Buyer and such Seller, which confirmation shall specify the Material Economic Terms of such Additional Physical Power Transaction which, unless otherwise agreed by Buyer and such Seller, shall be (A) a volume that corresponds to the amount of physical power scheduled to be delivered during such month under the Physical Power Hedging Transaction (to the extent it previously hedged such Novated Physical Power Transaction), (B) a term of one month, (C) the same location as the Physical Power Hedging Transaction, (D) the then current market price (as reasonably specified by Buyer or Seller and approved by the other Party (such approval not to be unreasonably withheld)), and (E) a purchase or sale of physical power as applicable to offset the short or long position, as applicable, of Buyer and Seller that resulted from the novation or assignment of the Novated Physical Power Transaction. In addition, contemporaneously with the entering into of any Additional Physical Power Transaction pursuant to this Section 7.2(a), a TRS Obligation corresponding to such Additional Physical Power Transaction shall be entered into pursuant to Article V, including Section 5.1. It is the intent of the Parties that any amounts owed by, or Transaction Credit Support to be posted, by the applicable Seller or Buyer under the Additional Physical Power Transaction will be offset by amounts or Transaction Credit Support to be received by Seller under the corresponding TRS Obligation so that Sellers will not be required to pay any amounts or post any Credit Support with respect thereto (and Buyer indemnifies Sellers for any costs or expense or other Losses incurred by Sellers as a result of any Additional Physical Power Transaction).

(b) Effect Under this Agreement. Each Additional Physical Power Transaction for which a confirmation has been entered into pursuant to Section 7.2(a) shall become an Additional Transaction (and a Transaction) for all purposes hereunder (including Article V) effective as of the trade date (the “Additional PP Transaction Closing Date”) specified in such confirmation.

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ARTICLE VIII

INDEMNIFICATION

Section 8.1 Survival. All representations and warranties of the Parties contained in this Agreement, the Novation Process Agreement and any Additional Transaction Addendum, and all claims for breaches of such representations and warranties shall survive the Closing until the first anniversary of the Closing Date, except that Sellers’ representations and warranties in (x) Section 3.7 (No Default or Termination) shall survive the Closing for 120 days after the Closing Date and (y) Section 3.2 (Due Authorization) and Section 3.5 (Brokers’ Fees), and Buyer’s representations and warranties in Section 4.2 (Due Authorization) and Section 4.5 (Brokers’ Fees) shall survive the Closing indefinitely. No claim for a breach of a representation or warranty may be made or brought by any Party hereto after the expiration of the applicable survival period unless such claim has been asserted by proper written notice under this Article VIII, specifying the details of the alleged misrepresentation or breach of representation or warranty, on or prior to the expiration of the applicable survival period. If such written notice of a claim has been given in accordance with this Agreement prior to the expiration of the applicable survival period for such representation or warranty, then the applicable representation or warranty shall survive as to such claim, until such claim has been finally resolved.

Section 8.2 Indemnification.

(a) Subject to the provisions of this Article VIII, from and after the Closing Date, Sellers shall indemnify and hold harmless Buyer, Buyer’s Affiliates and their respective Representatives, stockholders, members, employees, managers, principals or other agents (the “Buyer Indemnified Parties”) from and against all Losses that Buyer Indemnified Parties incur arising from (i) any breach of any representation or warranty of Sellers in this Agreement, the Novation Process Agreement and in any Additional Transaction Addendum; (ii) any breach of any obligation of any Seller in this Agreement or the Novation Process Agreement; or (iii) any Retained Liabilities. For purposes of clarification, in no event shall any Losses for which Sellers are indemnifying Buyer pursuant to the preceding sentence of this Section 8.2(a) include any Losses arising from (A) any Deficiency, (B) the payment of any Close Out Settlement Amount under any TRS Obligation, or (C) Buyer or any of its Affiliates entering into a trading, hedging, derivative or other transaction to replace, cover, hedge or otherwise mitigate in whole or in part (1) any Transaction that is Closed Out or (2) any TRS Obligation corresponding to such Closed Out Transaction. For the purposes of this Agreement, (1) any action or omission by a Seller Service Provider, which constitutes or results in a breach of any representation, warranty or obligation of the Seller hereunder shall constitute a breach by such Seller of such representation, warranty or obligation, (2) any action or omission by a Buyer Service Provider which constitutes or results in a breach of any representation, warranty or obligation of the Buyer hereunder shall constitute a breach by the Buyer of such representation, warranty or obligation, and (3) any action or omission by a Buyer Service Provider, which constitutes or results in a breach of any representation, warranty or obligation of any Seller hereunder shall not constitute a breach by such Seller of such representation, warranty or obligation.

(b) Subject to the provisions of this Article VIII, from and after the Closing Date, Buyer shall indemnify and hold harmless Sellers, Sellers’ respective Affiliates and their respective Representatives, stockholders, members, managers, principals or other agents (the “Seller Indemnified Parties”) from and against all Losses (including Losses relating to any Credit Support posted by Sellers or any of their respective Affiliates) that Seller Indemnified Parties incur arising from (i) any breach of any representation or warranty of Buyer in this Agreement or the Novation Process Agreement; (ii) any breach of any obligation of Buyer in this Agreement or the Novation Process Agreement; (iii) any Closing Date Transaction from and after the Closing Date (excluding any Retained Liabilities); or (iv) any Additional Transaction from and after the applicable Additional Transaction Closing Date (excluding any Retained Liabilities).

(c) Notwithstanding anything to the contrary herein, the Parties shall have a duty to use commercially reasonable efforts to mitigate any prospective or actual Loss arising out of or relating to this Agreement, the Novation Process Agreement or the transactions contemplated hereby.

Section 8.3 Indemnification Procedures. Claims for indemnification under this Agreement shall be asserted and resolved as follows:

(a) Any Buyer Indemnified Party or Seller Indemnified Party claiming indemnification under this Agreement (an “Indemnified Party”) with respect to any claim asserted against the Indemnified Party by a third party (“Third Party Claim”) in respect of any matter that is subject to indemnification under Section 8.2 (without regard to the limitation in Section 8.4(a), Section 8.4(b) or Section 8.5(a) or 8.5(b), as applicable) shall promptly (i) notify the other Party (the “Indemnifying Party”) of the Third Party Claim and (ii) transmit to the Indemnifying Party a written notice (“Claim Notice”) describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), the Indemnified Party’s best estimate of the amount of Losses attributable to the Third Party Claim and the basis of the Indemnified Party’s request for indemnification under this Agreement. Failure to timely provide such Claim Notice shall not affect the right of the Indemnified Party’s indemnification hereunder, except to the extent the Indemnifying Party is prejudiced by such delay or omission.

(b) The Indemnifying Party shall have the right to defend the Indemnified Party against a Third Party Claim (except when a Third Party Claim is made by a Governmental Authority, in which case the Indemnified Party shall have the right to control such claim solely to the extent it pertains to such Indemnified Party) if it acknowledges in writing its obligations to indemnify the Indemnified Party for such Third Party Claim. If the Indemnifying Party notifies the Indemnified Party that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend such Third Party Claim with counsel selected by the Indemnifying Party (who shall be reasonably satisfactory to the Indemnified Party), by all appropriate proceedings, to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 8.3(b). The Indemnifying

Party shall defend any such Third Party Claim in good faith and have full control of such defense and proceedings, including any compromise or settlement thereof; provided that the Indemnifying Party shall not enter into any settlement agreement without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed); provided further, that such consent shall not be required if (i) the settlement agreement contains a complete and unconditional general release by the third party asserting the claim to all Indemnified Parties affected by the claim and (ii) the settlement agreement does not contain any sanction or restriction upon the conduct of any business by the Indemnified Party or its Affiliates. If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including the making of any related counterclaim against the Person asserting the Third Party Claim or any cross complaint against any Person. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 8.3(b), and the Indemnified Party shall bear its own costs and expenses with respect to such participation.

(c) If the Indemnifying Party fails to notify the Indemnified Party within the 30 days after receipt of any Claim Notice that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 8.3(b), or to the extent an Indemnified Party is controlling a claim pursuant to the parenthetical in the first sentence of Section 8.3(b), then the Indemnified Party shall defend any such Third Party Claim with counsel selected by the Indemnified Party (which counsel shall be reasonably satisfactory to the Indemnifying Party), by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnified Party to a final conclusion or settled. In such circumstances, the Indemnified Party shall defend any such Third Party Claim in good faith and have full control of such defense and proceedings; provided however, that the Indemnified Party may not enter into any compromise or settlement of such Third Party Claim (except when a Third Party Claim is made by a Governmental Authority and solely to the extent it pertains to the Indemnified Party) if indemnification is to be sought hereunder, without the Indemnifying Party’s consent (which consent shall not be unreasonably withheld, conditioned or delayed). If requested by the Indemnified Party, the Indemnifying Party agrees, at its sole cost and expense, to cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party elects to contest. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 8.3(c) (except when a Third Party Claim is made by a Governmental Authority, in which case the Indemnified Party shall have the right to control such defense or settlement solely to the extent it pertains to such Indemnified Party), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation; provided that if at any time the Indemnifying Party acknowledges in writing such Third Party Claim is a Loss subject to this Article VIII, the Indemnifying Party shall be entitled to assume the defense of such Third Party Claim in accordance with Section 8.3(b).

(d) A claim for indemnification for any matter not involving a Third Party Claim may be asserted by notice to the party from whom indemnification is sought.

(e) In the event an Indemnified Party shall recover Losses in respect of a claim of indemnification under this Article VIII, no other Indemnified Party shall be entitled to recover the same Losses in respect of a claim for indemnification.

Section 8.4 Limitations on Liability of Sellers. Notwithstanding anything to the contrary herein:

(a) a breach of a representation or warranty in this Agreement, the Novation Process Agreement, or an Additional Transaction Addendum or of Section 6.7 in connection with any single item or group of related items that results in Losses of less than *** shall be deemed, for all purposes of this Article VIII, not to be a breach of such representation or warranty or of Section 6.7;

(b) Sellers shall have no liability arising out of or relating to clause (i) or, to the extent relating to a breach of Section 6.7, clause (ii) of Section 8.2(a) except if the aggregate Losses incurred by the Buyer Indemnified Parties thereunder exceed *** (and then, subject to Section 8.4(c), only to the extent such aggregate Losses exceed ***);

(c) in no event shall Sellers’ aggregate liability arising out of or relating to clause (i) or, to the extent relating to a breach of Section 6.7, clause (ii) of Section 8.2(a) (other than as clause (i) relates to Sections 3.2 (Due Authorization) and 3.5 (Brokers’ Fees)) exceed ***;

(d) no Buyer Indemnified Party shall be entitled to indemnification under Section 8.2(a) for Losses incurred by such Buyer Indemnified Party attributable to matters addressed in Section 2.4;

(e) a Party must give written notice to the other Party within a reasonable period of time after becoming aware of any breach by such other Party of any representation, covenant, warranty, agreement or obligation in this Agreement or the Novation Process Agreement;

(f) Sellers shall have no liability for any breach of a representation, warranty, covenant, agreement or obligation that was in the Knowledge of Buyer prior to the date of this Agreement; and

***	CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION

(g) Buyer agrees not to pursue a claim against DETM or DEMLP under Section 8.2(a), and in consideration for Buyer agreeing not to pursue a claim against either DETM or DEMLP under Section 8.2(a), the other Sellers agree to indemnify and hold harmless Buyer to the full extent of any such claim on a joint and several basis.

Section 8.5 Limitations on Liability of Buyer. Notwithstanding anything to the contrary herein:

(a) a breach of a representation or warranty in this Agreement or the Novation Process Agreement in connection with any single item or group of related items that results in Losses of less than *** shall be deemed, for all purposes of this Article VIII, not to be a breach of such representation or warranty;

(b) Buyer shall have no liability arising out of or relating to clause (i) of Section 8.3(b) except if the aggregate Losses incurred by the Seller Indemnified Parties thereunder exceed *** (and then, subject to Section 8.5(c), only to the extent such aggregate Losses exceed ***);

(c) in no event shall Buyer’s aggregate liability arising out of or relating to clause (i) of Section 8.2(b) (other than as clause (i) relates to Sections 0 (Due Authorization) and 4.5 (Brokers’ Fees)) exceed ***;

(d) a Party must give written notice to the other Party within a reasonable period of time after becoming aware of any breach by such other Party of any representation, warranty, covenant, agreement or obligation in this Agreement or the Novation Process Agreement.

Section 8.6 Waiver of Remedies. From and after the Closing, except for instances of fraud (but not constructive fraud) and except as set forth in Section 2.4, notwithstanding anything to the contrary herein, the Parties hereby agree that, except for (i) the indemnity obligations expressly provided elsewhere in this Agreement, (ii) the rights and obligations of the Parties under the Ancillary Agreements, and (iii) the right of any Party to seek specific performance or other equitable relief as provided for hereunder, no Party shall have any liability, and no Party shall

***	CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION

make any claim, for any Loss or other matter, under, arising out of or relating to this Agreement, any other document, agreement, certificate or other matter delivered pursuant hereto or the transactions contemplated hereby whether based on contract, tort, strict liability, other Laws or otherwise. Nothing in this Agreement is intended to limit any right of a Party to seek specific performance or other equitable relief for a breach of Section 6.2 and 6.7.

(b) Notwithstanding anything to the contrary in this Agreement, except for claims made pursuant to the express indemnification provisions of this Article VIII, unless the indemnification provisions of this Article VIII are deemed to be unenforceable by a court of competent jurisdiction, Buyer on behalf of Buyer Indemnified Parties and Sellers on behalf of Seller Indemnified Parties shall be deemed to have waived, to the fullest extent permitted under applicable Law, any right of contribution against Sellers or Buyer, or any of their Affiliates, as the case may be, and any and all rights, claims and causes of action it may have against Sellers or any of their Affiliates or Buyer, or its Affiliates as the case may be, arising under or based on any Law or otherwise.

(c) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NO PARTY SHALL BE LIABLE FOR SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES OR LOST PROFITS, WHETHER BASED ON CONTRACT, TORT, STRICT LIABILITY, OTHER LAW OR OTHERWISE AND WHETHER OR NOT ARISING FROM THE OTHER PARTY’S SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT.

Section 8.7 Waiver of Other Representations. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO, AND THE PARTIES HEREBY AGREE, THAT NONE OF SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES HAS MADE OR IS MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE TRANSACTIONS, EXCEPT THOSE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT.

ARTICLE IX

PAYMENTS

Section 9.1 Payment Notices If any payment is required to be made by a Party hereunder, including payments in respect of Transaction Credit Support or in respect of any Transaction or TRS Obligation or the Close Out thereof, and either Buyer has made a written request to a Seller or a Seller has made a request to Buyer, then the Party that is responsible for calculating the amount of such payment shall provide notice to the applicable Seller Project Manager or Buyer Project Manager by electronic mail and, if practicable, by telephonic notice, of the amount of such required payment (together with any information that may be reasonably necessary to verify the amount of such payment). If a Party provides any such notice at or before 10 a.m. EPT on a particular Business Day, the other Party shall make the requested payment so that it is received no later than 2 p.m. EPT on such Business Day. If a Party provides any such notice after 10 a.m. EPT on a particular Business Day, the other Party shall make such payment so that it is received no later than 10 a.m. EPT on the next Business Day. The time periods contained in this subsection may be amended from time to time by written agreement of the Parties

Section 9.2 Payment Procedures All payments hereunder shall be made by wire transfer of immediately available federal funds to the applicable account listed below or to such other accounts as may be designated by the applicable Party.

If to Buyer, to the accounts designated by Buyer from time to time.

If to Sellers, to the following accounts:

Payments with respect to Credit Support:

***

Payments with respect to financial settlements other than power:

***

Payments with respect to power settlements:

***

ARTICLE X

TERMINATION

Section 10.1 Termination. This Agreement and the transactions contemplated hereby may be terminated by the mutual consent of Buyer and Sellers as evidenced in writing signed by each of Buyer and Sellers; provided, however, that this Agreement shall automatically terminate on the Final Trade Date.

Section 10.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 10.1, there shall be no liability or obligation on the part of Sellers or Buyer (or any of their Affiliates); provided that Sections 10.2, Article VIII, Article IX, Article XI and the indemnity contained in Section 7.2 shall survive any such termination. The Confidentiality Agreement shall not be affected by a termination of this Agreement.

***	CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION

ARTICLE XI

MISCELLANEOUS

Section 11.1 Relationship Between Sellers and Buyer. Nothing in this Agreement shall be deemed to create or constitute a partnership, joint venture or association among the Parties or to impose a trust (except as provided in Sections 5.2, 5.4, 5.7 and 6.1(k)) or partnership duty, obligation or liability on or with regard to the Parties.

Section 11.2 Joint and Several Liability. Except as provided in Section 8.4 with respect to DETM and DEMLP, the obligations of the Sellers hereunder shall be joint and several.

Section 11.3 Notices. All notices and other communications between the Parties shall be in writing and shall be deemed to have been duly given when (i) delivered in person, (ii) five days after posting in the United States mail having been sent registered or certified mail return receipt requested or (iii) delivered by telecopy and promptly confirmed by delivery in person or post as aforesaid in each case, with postage prepaid, addressed as follows:

(a)	If to Buyer, to:

Barclays Bank PLC

200 Park Avenue

New York, NY 10166

Attention: Legal Director, Commodities

Telecopy: 212-412-1825

(b)	If to Sellers, to:

Duke Energy North America, LLC

5400 Westheimer Court

Houston, Texas 77056-5310

Attention: Chief Financial Officer

Telecopy: 713-627-6012

and

Attention: Sharon Ridge

Telecopy: 713-989-0368

and to:

Duke Energy Corporation

5400 Westheimer Court

Houston, Texas 77056-5310

Attention: General Counsel – Acquisitions & Divestitures

Telecopy: 713-386-4087

and to:

Duke Energy Corporation

400 Tryon Street, Suite 1800

Charlotte, NC 28202

Attention: Chief Risk Officer

Telecopy: 980-373-6632.

or to such other address or addresses as the Parties may from time to time designate in writing.

Section 11.4 Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties except that any Seller shall be entitled to assign this Agreement or any part thereof to one or more of its Affiliates (which assignment shall not, without the consent of Buyer, release the assigning Seller of its obligations hereunder). Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

Section 11.5 Rights of Third Parties. Except for the provisions of Articles VIII, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement.

Section 11.6 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each Party will pay its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby.

Section 11.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any facsimile copies hereof or signature hereon shall, for all purposes, be deemed originals.

Section 11.8 Entire Agreement. This Agreement (together with the Disclosure Schedule and exhibits to this Agreement), the Confidentiality Agreement and the Ancillary Agreements to which the Parties are a party constitute the entire agreement among the Parties and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Affiliates relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the Buyer and its Affiliates, on the one hand, and the Sellers and their Affiliates, on the other hand, or any of their respective Affiliates, except as expressly set forth in this Agreement or the Ancillary Agreements. Nothing in any of the Ancillary Agreements shall be deemed to alter, amend or otherwise modify any obligation of Sellers or Buyer under this Agreement. In the event of any conflict between the terms of any Ancillary Agreement and the terms of this Agreement, the terms of this Agreement shall control.

Section 11.9 Acknowledgement by Buyer. Buyer has not relied on any representation or warranty from Sellers or any of their Affiliates except as set forth in this Agreement and the Ancillary Agreements.

Section 11.10 Disclosure Schedule. Unless the context otherwise requires, all capitalized terms used in the Disclosure Schedule shall have the respective meanings assigned in this Agreement. No reference to or disclosure of any item or other matter in the Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in the Disclosure Schedule. No disclosure in the Disclosure Schedule relating to any possible breach or violation of any agreement, Law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. Information disclosed in the Disclosure Schedule shall constitute a disclosure for all purposes under this Agreement notwithstanding any reference to a specific section, and all such information shall be deemed to qualify the entire Agreement and not just such section.

Section 11.11 Amendments. This Agreement may be amended or modified in whole or in part, and terms and conditions may be waived, only by a duly authorized agreement in writing which makes reference to this Agreement executed by each Party affected thereby. All remedies, either under this Agreement or by Law or otherwise afforded, shall be cumulative and not alternative.

Section 11.12 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any Party under this Agreement will not be materially and adversely affected thereby, such provision will be fully severable, this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

Section 11.13 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to the Laws that might be applicable under conflicts of laws principles other than Section 5-1401 of the New York General Obligations Law.

(b) The Parties hereby submit to the non-exclusive jurisdiction of the courts of the State of New York in respect of any legal proceeding arising out of or related to this Agreement. Each Party waives any objection which it may have at any time to the laying of venue of any proceedings brought in any such court, waives any claim that such proceedings have been brought in an inconvenient forum, and further waives the right to object, with respect to such proceedings, that such court does not have any jurisdiction over such Party. The Parties further agree that the Parties shall not bring suit with respect to any disputes arising out of this Agreement or the transactions contemplated hereby in any court or jurisdiction other than the above specified courts; provided, however, that the foregoing shall not limit the rights of the Parties to obtain execution of judgment in any other jurisdiction. The Parties further agree, to the extent permitted by Law, that a final and non-appealable judgment against a Party in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

(c) To the extent that any Party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each such party hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement and (ii) submits to the personal jurisdiction of any court described in Section 11.13(b).

(d) THE PARTIES HERETO AGREE THAT THEY HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION TO ENFORCE OR INTERPRET THE PROVISIONS OF THIS AGREEMENT.

IN WITNESS WHEREOF this Agreement has been duly executed and delivered by each Party as of the date first above written.

SELLERS:

DUKE ENERGY MARKETING
AMERICA, LLC

By:	/s/ Robert B. Evans
Name:
Title:	President

DUKE ENERGY NORTH AMERICA, LLC

By:	/s/ Robert B. Evans
Name:
Title:	President and CEO

DUKE ENERGY TRADING AND
MARKETING, L.L.C.

By:	/s/ Larry A. Wall
Name:
Title:	President

DUKE ENERGY MARKETING LIMITED PARTNERSHIP

By:	/s/ Larry A. Wall
Name:
Title:	President

Exhibit F – Page 58

ENGAGE ENERGY CANADA, L.P.

By: ENGAGE ENERGY CANADA CO.

By:	/s/ Robert B. Evans
Name:
Title:	President

BUYER:

BARCLAYS BANK PLC

By:	/s/ Joseph Gold
Name:
Title:	Managing Director

Exhibit F – Page 59